EXHIBIT 10.2



                             LOAN AND SECURITY AGREEMENT

                             dated as of August 31, 1995

                                    by and between

                              MEDICAL DIAGNOSTICS, INC.

                                         and

                                    CHEMICAL BANK

                                  TABLE OF CONTENTS

                                                                       Page
                                                                       ----


          ARTICLE I   CERTAIN DEFINITIONS AND ACCOUNTING TERMS
          ----------------------------------------------------

               Section 1.01. Defined Terms............................
               Section 1.02. Use of Defined Terms.....................
               Section 1.03. Accounting Terms.........................

          ARTICLE II   AMOUNTS AND TERMS OF THE LOANS
          -------------------------------------------

               Section 2.01. Revolving Loans..........................
               Section 2.02. Request for Floating Rate Revolving
                             Loans....................................
               Section 2.03. Repayment of Principal of Revolving
                             Loans....................................
               Section 2.04. Interest Payments on Revolving
                             Loans....................................
               Section 2.05. Term Loan................................
               Section 2.06. Repayment of Principal of Term Loan......
               Section 2.07. Interest Payment on Term Loan............
               Section 2.08. LIBOR Loans..............................
               Section 2.09. Commitment Fees..........................
               Section 2.10. Rate Determination Protection............
               Section 2.11. Prepayment of LIBOR Loans................
               Section 2.12. Increased Costs; Capital Adequacy........
               Section 2.13. Illegality or Impossibility..............
               Section 2.14. Rate Adjustment..........................
               Section 2.15. Letters of Credit........................

          ARTICLE III   LOAN PROCEEDS AND PAYMENTS
          ----------------------------------------

               Section 3.01. Availability.............................
               Section 3.02. Payment Notices..........................
               Section 3.03. Use of Loan Proceeds.....................
               Section 3.04. Payments.................................
               Section 3.05. Payments on Non-Business Days............
               Section 3.06. Net Payments.............................

          ARTICLE IV   CONDITIONS OF LENDING
          ----------------------------------

               Section 4.01. Conditions Precedent to Initial Loan.....
               Section 4.02. Conditions Precedent to All Loans........

          ARTICLE V   SECURITY
          --------------------

               Section 5.01. Grant of Security Interest...............
               Section 5.02. Pledges; Further Grants
                             of Security..............................

          ARTICLE VI   REPRESENTATIONS AND WARRANTIES
          -------------------------------------------

               Section 6.01. Representations and Warranties...........

          ARTICLE VII   COVENANTS OF THE BORROWER
          ---------------------------------------

               Section 7.01. Affirmative Covenants Other
                             Than Reporting Requirements..............
               Section 7.02. Negative Covenants.......................
               Section 7.03. Reporting Requirements...................

          ARTICLE VIII   DEFAULT AND REMEDIES
          -----------------------------------

               Section 8.01. Events of Default........................
               Section 8.02. Rights and Remedies Upon Default.........
               Section 8.03. Set-Off..................................
               Section 8.04. Right to Cure............................
               Section 8.05. Letters of Credit........................

          ARTICLE IX   FURTHER PROVISIONS AS TO RECEIVABLES
          -------------------------------------------------

               Section 9.01. Furnishing Information...................
               Section 9.02. Disputes.................................
               Section 9.03. Collections..............................

          ARTICLE X   FURTHER RIGHTS OF THE BANK
          --------------------------------------

               Section 10.01. Further Assurances......................

          ARTICLE XI   MISCELLANEOUS
          --------------------------

               Section 11.01. No Waiver; Cumulative Remedies..........
               Section 11.02. Amendment, Waivers and Consents.........
               Section 11.03. Addresses for Notices, etc..............
               Section 11.04. Costs, Expenses and Taxes...............
               Section 11 05. Reduction and Termination...............
               Section 11.06. Representations and Warranties..........
               Section 11.07. Binding Effect; Assignment..............
               Section 11.08. Reproduction of Agreement...............
               Section 11.09. Consent to Jurisdiction.................
               Section 11.10. Governing Law...........................
               Section 11.11. Severability............................
               Section 11.12. Headings................................
               Section 11.13. Waiver of Trial by Jury.................

          LOAN AND SECURITY AGREEMENT dated as of August 31, 1995 between Medical Diagnostics, Inc., a Delaware corporation (the "Borrower") and Chemical Bank (the "Bank").

          The Borrower and the Bank, each party in consideration that the other joins herein, hereby act and agree as follows:

                                      ARTICLE I

                       CERTAIN DEFINITIONS AND ACCOUNTING TERMS

          Section 1.01.  Defined Terms.  As used in this Agreement or in any
                         -------------
     certificate or opinion delivered in connection with this Agreement, the following terms shall have the meanings set out respectively after each:

          "Acquisition" - Any purchase or other acquisition made by any Person of all or substantially all of the capital stock or other equity interests of any other Person or of all or substantially all of the assets of any other Person or of any line of business of another Person.

          "Adjusted LIBOR Rate" - For any Interest Period, an interest rate per annum, expressed as a percentage, determined by the Bank pursuant to the following formula:

                * ALR =    LIBOR    + LRI
                        -----------
                        [1.00 - RR]

            Where ALR = Adjusted LIBOR Rate
                LIBOR = See definition of LIBOR
                   RR = Reserve Rate
                  LRI =  the applicable LIBOR Rate Increment

          * ALR and each component thereof to be rounded upwards to the next higher 1/100 of 1%.

          "Advanced NMR" Advanced NMR Systems, Inc., a Delaware corporation.

          "Affiliate" - See Subsection 7.02(n).

          "Affiliate Guaranties" - Collectively, (i) that certain Guaranty and Security Agreement of even date herewith being given to the Bank by Advanced NMR and (ii) that certain Guaranty and Security Agreement of even date herewith being given to the Bank by the Guaranteeing Subsidiaries.

          "Affiliate Guarantor Collateral" - All collateral as to which the Bank has received, or is intended to receive, a security interest pursuant to any Affiliate Guaranty or any pledge agreement delivered pursuant to any Affiliate Guaranty.

          "Aggregate Revolving Loans" - The aggregate principal amount of all Revolving Loans outstanding at any one time.

          "Agreement" (as in "this Agreement") - This Loan and Security Agreement, as the same may be amended from time to time.

          "AMS" Advanced Mammography Systems Inc., a Delaware corporation.

          "Bank Certificate" - A certificate signed by an officer of the Bank setting forth any additional amount required to be paid by the Borrower to the Bank pursuant to Section 2.08, Section 2.11 or Section 2.12 of this Agreement, which certificate shall be submitted by the Bank to the Borrower in connection with each demand made at any time by the Bank upon the Borrower with respect to such additional amounts, and each such certificate shall, save for manifest error, constitute conclusive evidence of the additional amount required to be paid by the Borrower to the Bank upon each demand. A claim by the Bank for all or any part of any additional amount required to be paid by the Borrower may be made before and/or after the end of the Interest Period to which such claim relates or during which such claim has arisen and before and/or after any payment hereunder to which such claim relates. Each Bank Certificate shall set forth in reasonable detail the basis for and calculation of the claim to which it relates.

          "Base Rate" For any date, a rate per annum (rounded upward, if necessary, to the next higher 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such date or (b) the sum of one-half of one (0.5%) percent per annum plus the Federal Funds Effective Rate in effect on such date. If for any reason the Bank shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Bank to obtain sufficient quotations in accordance with the terms of the definition of "Federal Funds Effective Rate" below, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist.

          "Borrower Collateral" - All of the property, rights and interests of the Borrower described in Subsections 5.01(a)-(g) or in any pledge agreement delivered pursuant to this Agreement.

          "Business Day - Any day which is not a Saturday, nor a Sunday, nor a public holiday under the laws of the United States of America or the State of New York applicable to a New York banking corporation or other day on which banks in New York, New York are authorized or directed to close; and, if the applicable provision relates to a LIBOR Loan, the term "Business Day" shall also not include any day on which dealings are not carried on in the London interbank market or on which banks are not open for business in London.

          "Capital Base" At any time, the sum of (i) the consolidated Tangible Net Worth of the Borrower and its Subsidiaries then existing, plus (ii) the
                                                                   ----
     principal amount of Subordinated Debt of the Borrower then outstanding (nothing contained in this definition being deemed to authorize the incurrence of any additional Subordinated Debt).

          "Capital Expenditures" - All acquisitions of machinery, equipment, land, leaseholds, buildings, leasehold improvements and all other expenditures for purposes which are considered to be fixed assets under generally accepted accounting principles consistently applied. When a fixed asset is acquired by a lease which is required to be capitalized pursuant to generally accepted accounting principles, the amount required to be so capitalized shall be considered to be an expenditure in the year such asset is first leased.

          "Charter" - The Certificate of Incorporation or other organizational document of a corporation referred to, in each case as amended to date.

          "Collateral" - Collectively, the Affiliate Guarantor Collateral and the Borrower Collateral.

          "Commitment" - The agreement of the Bank to make Loans to the Borrower pursuant to this Agreement.

          "Covenanted Subsidiaries" All Subsidiaries of the Borrower, now existing or hereafter acquired or created, other than Mass. Mobile Imaging Venture, Greater Springfield MRI Limited Partnership, MVA Rehabilitation Associates, Mobile MRI of Western Massachusetts Associates, Merrimack Scanning Associates and Western Massachusetts Magnetic Resonance Services, Inc..

          "Current Assets" As to any Person, all assets of such Person which are properly shown as current assets on a balance sheet of such Person prepared in accordance with generally accepted accounting principles consistently applied; excluding, however, any and all amounts due from affiliated entities.

          "Current Liabilities" As to any Person, all liabilities of such Person which are properly shown as current liabilities on a balance sheet of such Person prepared in accordance with generally accepted accounting principles consistently applied, including, without limitation, all capitalized lease payments and fixed prepayments of, and sinking fund payments with respect to, Indebtedness required to be made within one year from the date of determination. "Current Liabilities" shall also and in any event be deemed to include the Revolving Loans.

          "Current Maturities" As at any date as of which same is to be determined, the total principal amount of Indebtedness of the Borrower then due or coming due or required to be paid within the next following 12 months, including, without limitation, any Indebtedness payable on demand, all current maturities of long-term debt and any sinking fund installments in respect thereof and that current portion of any capitalized lease payment which is attributable to principal.

          "Debt Service Coverage Ratio" See Subsection 7.01(k).

          "Default" - Any event or circumstance which, with the passage of time or giving of notice or both, could become an Event of Default.

          "Determination Date" See Subsection 7.01(k).

          "EBIT" As determined for any period, the sum of: (1) the consolidated Net Income (or consolidated Net Loss, expressed as a negative number) of the Borrower and its consolidated Subsidiaries (determined in accordance with generally accepted accounting principles) for such period, plus (2)
                                                                     ----
     all federal and state income taxes (but not taxes in the nature of an ad
                                                                           --
     valorem property tax or a sales or excise tax) paid or accrued by the
     -------
     Borrower with respect to such period and actually deducted on the consolidated books of the Borrower for the purposes of computation of consolidated Net Income (or consolidated Net Loss, as the case may be) of the Borrower and its Subsidiaries for such period, plus (3) all interest on
                                                        ----
     any Indebtedness paid by the Borrower or any Subsidiary of the Borrower during such period or accrued by the Borrower or any such Subsidiary for such period and in each case actually deducted on the consolidated books of the Borrower for the purposes of computation of consolidated Net Income (or consolidated Net Loss, as the case may be) of the Borrower and its Subsidiaries for the period involved.

          "EBITDA Available for Debt Service" - As determined for any period, the result of: (1) the consolidated Net Income (or consolidated Net Loss, expressed as a negative number) of the Borrower and its Subsidiaries for such period (excluding from each item of revenue and expense derived from any Subsidiary which is not wholly-owned a pro rata share thereof
                                                --- ----
     representing minority interests), plus (2) all federal and state income
                                       ----
     taxes (but not taxes in the nature of an ad valorem property tax or a sales
                                              -- -------
     or excise tax) paid or accrued by the Borrower with respect to such period and actually deducted on the consolidated books of the Borrower for the purposes of computation of consolidated Net Income (or consolidated Net Loss, as the case may be) of the Borrower and its Subsidiaries for such period, plus (3) all interest on any Indebtedness paid by the Borrower or
             ----
     any Subsidiary of the Borrower during such period or accrued by the Borrower or any such Subsidiary for such period and in each case actually deducted on the consolidated books of the Borrower for the purposes of computation of consolidated Net Income (or consolidated Net Loss, as the case may be) of the Borrower and its Subsidiaries for the period involved (excluding, with respect to any interest paid by any of Mass. Mobile Imaging Venture, Greater Springfield MRI Limited Partnership and MVA Rehabilitation Associates, a pro rata share thereof representing minority
                                  --- ----
     interests), plus (4) the amount of the provision for depreciation and/or
                 ----
     amortization actually deducted on the consolidated books of the Borrower for the purposes of computation of consolidated Net Income (or consolidated Net Loss, as the case may be) of the Borrower and its Subsidiaries for such period (excluding, with respect to any such depreciation and/or amortization recorded by any of Mass. Mobile Imaging Venture, Greater Springfield MRI Limited Partnership and MVA Rehabilitation Associates, a pro rata share thereof representing minority interests), minus (5) the
     --- ----                                                 -----
     amount of all Capital Expenditures made by the Borrower and/or any of its Subsidiaries during the period involved and not financed as permitted under Subsection 7.02(a) below (excluding, with respect to any such non-financed Capital Expenditures which are made by any of Mass. Mobile Imaging Venture, Greater Springfield MRI Limited Partnership and MVA Rehabilitation Associates, a pro rata share thereof representing minority interests).
                   --- ----

          "ERISA" - See Subsection 6.01(l).

          "Eurocurrency Liabilities" - Has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as in effect from time to time, or in any successor regulation relating to the liabilities described in said Regulation D.

          "Event of Default" - Any of the events specified in Section 8.01 hereof.

          "Federal Funds Effective Rate" As determined for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day for such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank in its discretion.

          "Floating Rate Loan" - Any Loan which bears interest at a rate calculated with reference to the Base Rate.

          "Floating Rate Revolving Loan" - Any Revolving Loan which is a Floating Rate Loan.

          "Guaranteeing Subsidiaries" The Subsidiaries listed on Exhibit A hereto, as well as any other Subsidiaries of the Borrower hereafter created or acquired.

          "Guarantors" Collectively, Advanced NMR and each of the Guaranteeing Subsidiaries.

          "Impositions" - All present and future taxes, levies, duties, impositions, deductions, charges and withholdings applicable to the Bank with respect to any LIBOR Loan, excluding, however, any taxes imposed directly on the Bank's income and any franchise taxes imposed on it by the jurisdiction under the laws of which the Bank is organized or any political subdivision thereof.

          "Indebtedness" - The total of all obligations of a Person, whether current or long-term, senior or subordinated, which in accordance with generally accepted accounting principles would be included as liabilities upon such Person's balance sheet at the date as of which Indebtedness is to be determined, and shall also include such Person's liability in respect of guaranties, endorsements (other than for collection in the ordinary course of business) or other arrangements whereby responsibility is assumed for the obligations of others, whether by agreement to purchase or otherwise acquire the obligations of others, including any agreement, contingent or otherwise, to furnish funds through the purchase of goods, supplies or services for the purpose of payment of the obligations of others.

          "Interest Payment Date" - As to any LIBOR Loan, the last day of the Interest Period for such LIBOR Loan; provided, however, that if the Interest Period for a LIBOR Loan is longer than three months, then there will be two Interest Payment Dates for such LIBOR Loan, the first being at the expiration of three months from the date of the making of such LIBOR Loan and the second being the last day of such Interest Period.

          "Interest Period" - As to each LIBOR Loan, the period commencing with the date of the making of such LIBOR Loan and ending one, two, three or six months thereafter, as the Borrower may select pursuant to Section 2.08 below; provided that (A) any such Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day occurs in a new calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (B) any such Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall end on the last Business Day of such calendar month; (C) no Interest Period as to any Revolving Loan may be selected which would end after the Revolving Expiration Date; and
     (D) no Interest Period may be selected as to any portion of the Term Loan which would end after the date when such portion of the Term Loan becomes due and payable in accordance with the provisions of the Term Note.

          "Inventory" All goods now owned or hereafter acquired by the Borrower and intended for sale or lease, all raw materials, parts, work-in-process and finished goods, and all materials and supplies which are used or which may be used in manufacturing, selling, packing, shipping, advertising or furnishing of goods, whether now owned or hereafter acquired or created and wherever located, as well as all proceeds (including, without limitation, insurance proceeds) and products of any of the foregoing.

          "LIBOR" - With respect to each Interest Period, that rate per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) at which deposits in United States Dollars are offered to the Bank in the London interbank market by prime banks (as reasonably determined by the Bank), for a period coterminous with the term of such Interest Period and in an amount approximately equal to the principal amount of the LIBOR Loan to which such Interest Period is to apply, as determined by the Bank on that date which is two Business Days prior to the first day of the applicable Interest Period.

          "LIBOR Loan" - Any Loan which bears interest at an Adjusted LIBOR
     Rate.

          "LIBOR Rate Increment" Subject to Section 2.14 below, as to Revolving Loans 2.5; and (subject to Section 2.14 below) as to all or any portion of the Term Loan which becomes a LIBOR Loan 3.0.

          "LIBOR Rate Revolving Loan" Any Revolving Loan which is a LIBOR Loan.

          "Loan" - Any obligation (matured or unmatured) of the Borrower to the Bank now or hereafter arising under or in respect of this Agreement (including, without limitation, any Revolving Loan and the Term Loan).

          "London" - The City of London in England.

          "Material Adverse Effect" Any act, omission or circumstance which could reasonably be expected to have a material adverse effect on (i) the business, prospects, affairs, operations or condition of the Borrower and the Guaranteeing Subsidiaries taken as a whole, or (ii) the ability of the Borrower to carry out its obligations under this Agreement, the Notes and/or any of the other documents delivered by the Borrower hereunder or
     (iii) the validity or enforceability of this Agreement, the Notes and/or any of such other documents.

          "Measurement Period" See Subsection 7.01(k).

          "Merger" The merger of Old MDI with and into ANMR Acquisition Corp., the resulting corporation being a wholly-owned Subsidiary of Advanced NMR which is changing its name to "Medical Diagnostics, Inc.".

          "Net Income" (or "Net Loss") - The book net income (or book net loss, as the case may be) of a Person for any period, after all taxes actually paid or accrued and all expenses and other charges determined in accordance with generally accepted accounting principles consistently applied.

          "Net Working Capital" The amount by which Current Assets exceed Current Liabilities.

          "Notes" - Collectively, the Revolving Note and the Term Note.

          "Obligations" See Section 5.01.

          "Officer's Certificate" - A certificate delivered in compliance with Subsection 4.02(e).

          "Old MDI" The former Medical Diagnostics, Inc., a Delaware corporation, which has been merged into the Borrower pursuant to the Merger.

          "PBGC" - See Subsection 6.01(l).

          "Person" - An individual, corporation, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

          "Premises" - All locations now or hereafter owned, leased or operated by the Borrower or by any Subsidiary of the Borrower.

          "Prime Rate" - That rate of interest per annum announced by the Bank, from time to time, at its Principal Office, as being its prime rate, it being understood that such rate is merely a reference rate, not necessarily the lowest, which serves as the basis upon which effective rates of interest are calculated for obligations making reference thereto.

          "Principal Office" - The principal place of business of the Bank, now located at 270 Park Avenue, New York, NY.

          "Receivables" - All of the Borrower's present and future accounts, accounts receivable and notes, drafts, acceptances and other instruments representing or evidencing a right to payment for goods sold or for services rendered.

          "Reserve Rate" - The aggregate rate, expressed as a decimal, at which the Bank would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulation relating to such reserve requirements) against Eurocurrency Liabilities, as well as any other reserve required of the Bank with respect to the LIBOR Loans. The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Rate.

          "Revolving Commitment Amount" - Subject to reduction as provided in
     Section 11.05, as determined at any date, that amount by which (x) $6,000,000 exceeds (y) the sum of (i) all then undrawn amounts of outstanding letters of credit issued by the Bank for the account of the Borrower or any Guaranteeing Subsidiary plus (ii) all amounts then drawn on any such letter of credit which at said date shall not have been reimbursed to the Bank by the Borrower or such Guaranteeing Subsidiary.

          "Revolving Expiration Date" August 31, 1998.

          "Revolving Loans" - Loans made by the Bank to the Borrower pursuant to
     Section 2.01. Subject to the terms of this Agreement, Revolving Loans may be Floating Rate Loans or LIBOR Loans.

          "Revolving Note" - The $6,000,000 face amount promissory note of the Borrower in the form of Exhibit B attached hereto.

          "Subordinated Debt" - All Indebtedness hereafter incurred by the Borrower which is fully subordinated to the Loans pursuant to a subordination agreement in form and substance satisfactory to the Bank.

          "Subsidiary" - As to any Person, any corporation or other entity as to which such Person and/or any of its Subsidiaries, directly or indirectly, owns, or has the right to control or direct the voting of, fifty (50%) percent or more of the outstanding capital stock or other ownership interest having general voting power (under ordinary circumstances), and also any other corporation or other entity whose financial results may be consolidated with those of said Person under generally accepted accounting principles. The term "Subsidiary" will in any event be deemed to include the Covenanted Subsidiaries.

          "Tangible Net Worth" - An amount equal to the total assets of any Person (excluding the total intangible assets of such Person) minus the total liabilities of such Person. Total intangible assets shall be deemed to include, but shall not be limited to, the excess of cost over book value of acquired businesses accounted for by the purchase method, formulae, trademarks, trade names, patents, patent rights and deferred expenses (including, but not limited to, unamortized debt discount and expense, organizational expense and experimental and development expenses).
     Further, Tangible Net Worth shall expressly exclude (1) any write-up in the book value of any asset resulting from a revaluation thereof after the date of this Agreement, (2) earnings or losses attributable to equity interests in Persons that are not Subsidiaries, unless actually received, (3) the effect of any changes in the method of accounting and (4) minority interests in any Subsidiaries which are not wholly-owned.

          "Term Loan" The Loan made by the Bank to the Borrower pursuant to
     Section 2.05.

          "Term Note" The $9,000,000 original principal amount promissory note of the Borrower in the form of Exhibit C attached hereto.

          Section 1.02.  Use of Defined Terms.  Any defined term used in the
                         --------------------
     plural preceded by the definite article shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

          Section 1.03.  Accounting Terms.  All accounting terms not
                         ----------------
     specifically defined herein shall be construed in accordance with United States generally accepted accounting principles consistently applied on the basis used by the concerned entity (or its corporate predecessor) in prior years.

                                      ARTICLE II

                            AMOUNTS AND TERMS OF THE LOANS

          Section 2.01.  Revolving Loans.  Subject to the terms and conditions
                         ---------------
     hereinafter set forth, the Bank will make loans under this Section 2.01 ("Revolving Loans") to the Borrower at the Principal Office of the Bank on any Business Day prior to the first to occur of (i) the Expiration Date or
     (ii) the earlier termination of the Commitment pursuant to Section 8.02 or the earlier termination of this Agreement under Section 11.05, in such amounts as the Borrower may request; provided, however, that the Aggregate Revolving Loans shall at no time exceed the then-effective Revolving Commitment Amount. Within such Revolving Commitment Amount, and subject to the terms and conditions hereof, the Borrower may obtain Revolving Loans, repay Revolving Loans and obtain Revolving Loans again on one or more occasions. Each request for a Revolving Loan shall be in a principal amount of $500,000 or an integral multiple of $100,000 in excess of $500,000. The Revolving Loans shall be evidenced by the Revolving Note of the Borrower, dated as of the date hereof, payable to the order of the Bank. The Borrower hereby irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to the Revolving Note or on the books of the Bank, at or following the time of making each Revolving Loan and of receiving any payment of principal, an appropriate notation reflecting such transaction and the then aggregate unpaid principal balance of the Revolving Loans. The unpaid principal amount, as so noted, will constitute presumptive evidence as to the amount owed by the Borrower with respect to principal of the Revolving Loans. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower or right of the Bank hereunder or under the Revolving Note.

          Section 2.02.  Request for Floating Rate Revolving Loans.  Except as
                         -----------------------------------------
     otherwise provided below with respect to LIBOR Loans, the Borrower will give the Bank, prior to 12:00 Noon on the Business Day on which a Revolving Loan is to be made, written notice specifying the amount and date of each Revolving Loan requested.

          Section 2.03.  Repayment of Principal of Revolving Loans.  The
                         -----------------------------------------
     Borrower will repay in full all Revolving Loans and all interest accrued thereon to the date of payment upon the first to occur of: (i) the Revolving Expiration Date or (ii) an acceleration under Subsection 8.02(a) following an Event of Default. Except as provided below with respect to LIBOR Loans, the Borrower may prepay at any time, without premium or penalty, the whole or any portion of any Revolving Loan. Each such prepayment, if less than the Aggregate Revolving Loans then outstanding, shall be in a principal amount of at least $100,000.

          Section 2.04.  Interest Payments on Revolving Loans.  The Borrower
                         ------------------------------------
     will pay interest on the principal amount of the Aggregate Revolving Loans outstanding from time to time, from the date of the initial Revolving Loan until payment of all Revolving Loans and the Revolving Note in full. Interest on Floating Rate Revolving Loans will be payable monthly in arrears on the first day of each month (commencing with the first such date after the making of any Revolving Loan). Interest on any LIBOR Rate Revolving Loan will be payable on the Interest Payment Date or Dates applicable thereto. In any event, interest shall also be paid on the date of payment of the Revolving Loans in full. Subject to Section 2.14 below, interest on Floating Rate Revolving Loans shall be paid at a fluctuating rate per annum which shall at all times be equal to the sum of (i) one-quarter of one (0.25%) percent per annum plus (ii) the Base Rate as in effect from time to time (but in no event in excess of the maximum rate permitted by then applicable law), with a change in such rate of interest to become effective on the same day on which any change in the Base Rate is effective. The rate of interest payable on each LIBOR Rate Revolving Loan shall be the Adjusted LIBOR Rate applicable thereto. Notwithstanding the foregoing, after the occurrence and during the continuance of any Event of Default, interest on all outstanding principal of the Revolving Loans (and, to the extent permitted by law, on any overdue interest on the Revolving Loans) shall be payable at a fluctuating rate per annum which at all times shall be equal to the sum of (i) two (2%) percent per annum plus (ii) the Base Rate as in effect from time to time (but in no event in excess of the maximum rate from time to time permitted by then applicable law), compounded monthly and payable on demand.

          Section 2.05.  Term Loan.  Pursuant to this Agreement, the Bank is
                         ---------
     this day making a term loan (the "Term Loan") to the Borrower in the original principal amount of $9,000,000. The Term Loan is evidenced by the Term Note. The Borrower hereby irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to the Term Note or on the books of the Bank, at or following the time of receiving each payment or prepayment of principal of the Term Note, an appropriate notation reflecting such transaction and the then aggregate unpaid principal balance of the Term Loan. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower hereunder or under the Term Note. The aggregate unpaid principal amount of the Term Loan, as recorded by the Bank from time to time on such schedule or on such books, shall constitute presumptive evidence of such amount.

          Section 2.06.  Repayment of Principal of the Term Loan.  The Borrower
                         ---------------------------------------
     will repay the principal amount of the Term Loan in eighteen consecutive quarterly installments, each in the amount of $500,000, payable on the last day of each calendar quarter commencing March 31, 1996 and continuing on the last day of each calendar quarter thereafter through and including June 30, 2000 when there shall be due and payable an amount equal to all then unpaid principal of the Term Loan and all accrued interest thereon. Except as otherwise provided below with respect to so much of the Term Loan as is then represented by a LIBOR Loan, the Borrower may at its option prepay at any time, without premium or penalty, the whole or any portion of the Term Loan; provided that (i) each such optional prepayment, if less than the entire principal amount of the Term Loan then outstanding, shall be in an amount of $500,000 or an integral multiple thereof and (ii) each such prepayment shall be accompanied by payment of all interest on the Term Loan accrued to the date of such prepayment. Any partial prepayment of principal of the Term Loan shall be applied to installments of principal of the Term Loan thereafter coming due in inverse order of normal maturity. The Borrower shall give not less than 10 Business Days' prior written notice of any prepayment of the Term Loan.

          Section 2.07.  Interest Payments on Term Loan.  The Borrower will pay
                         ------------------------------
     interest on the principal amount of the Term Loan outstanding from time to time, from the date hereof until payment of the Term Loan and the Term Note in full. Except as provided below with respect to all or any portion of the Term Loan which constitutes a LIBOR Loan, such interest will be payable monthly in arrears on the first day of each month (commencing with October 1, 1995) and on the date of payment in full of the Term Loan. Interest on all or any portion of the Term Loan which constitutes a LIBOR Loan will be payable on the Interest Payment Date or Dates applicable thereto. Except as provided below with respect to all or any portion of the Term Loan which constitutes a LIBOR Loan, the rate of interest on the Term Loan shall, subject to Section 2.14 below, be a fluctuating rate per annum which shall at all times be equal to the sum of (i) one-half of one (0.5%) percent per annum plus (ii) the Base Rate as in effect from time to time (but in no event in excess of the maximum rate permitted by then applicable law), with a change in such rate of interest to become effective on the same day on which any change in the Base Rate is effective. The rate of interest payable on all or any portion of the Term Loan which constitutes a LIBOR Loan will be the Adjusted LIBOR Rate applicable thereto. Notwithstanding the foregoing, after the occurrence and during the continuance of any Event of Default, interest on all outstanding principal of the Term Loan (and, to the extent permitted by law, on any overdue interest on the Term Loan) shall be payable at a fluctuating rate per annum which at all times shall be equal to the sum of (i) two (2%) percent per annum plus (ii) the Base Rate as in effect from time to time (but in no event in excess of the maximum rate permitted by then applicable law), compounded monthly and payable on demand.

          Section 2.08.  LIBOR Loans.  (a) Any Revolving Loan made under this
                         -----------
     Article II will, except as provided in this Section 2.08, be a Floating Rate Loan. Subject to the conditions set forth in this Agreement, the Borrower may elect that any Revolving Loan to be made under Section 2.01 will be made as a LIBOR Loan. Such election shall be made by the Borrower giving to the Bank a written or facsimile notice (a "Fixed Rate Borrowing Notice") containing the information described below, which Fixed Rate Borrowing Notice must be received by the Bank not later than 12:00 noon (New York time) three Business Days prior to the date of the proposed borrowing. Each Fixed Rate Borrowing Notice must state that a LIBOR Loan is being requested, specify the amount of the proposed LIBOR Loan requested and specify the duration of the Interest Period selected for such Revolving Loan. Any Fixed Rate Borrowing Notice shall, upon receipt by the Bank, become irrevocable and binding on the Borrower. If the Borrower shall submit a Fixed Rate Borrowing Notice and shall then fail for any reason to borrow the LIBOR Loan described therein, the Borrower shall, upon submission by the Bank of a Bank Certificate with respect thereto, forthwith indemnify the Bank against any loss or expense incurred by the Bank as a result of any such failure by the Borrower, including, without limitation, any loss or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Bank to fund or maintain the requested LIBOR Rate Revolving Loan. Each such LIBOR Rate Revolving Loan will mature and be due and payable in full on the last day of the Interest Period applicable thereto. The principal amount of any such LIBOR Rate Revolving Loan so repaid may be reborrowed as a new LIBOR Rate Revolving Loan to the extent and on the terms and conditions contained in this Agreement by delivery to the Bank of a new Fixed Rate Borrowing Notice conforming to the requirements set forth above in this Section 2.08 or, to the extent and on the terms and conditions contained in this Agreement, may be reborrowed as a Floating Rate Revolving Loan (and any LIBOR Rate Revolving Loan not so repaid and not so reborrowed as a new LIBOR Rate Revolving Loan will be deemed to have been so reborrowed as a Floating Rate Revolving Loan).

          (b) In addition to the foregoing, the Borrower may elect that all or any portion of the Term Loan (provided that such portion is in the principal amount of $500,000 or an integral multiple of $100,000 in excess of $500,000) be converted to a LIBOR Loan. Such election shall be made by the Borrower giving to the Bank a written or facsimile notice (a "Fixed Rate Conversion Notice") containing the information described below, which Fixed Rate Conversion Notice must be received by the Bank not later than 12:00 noon (New York Time) three (3) Business Days prior to the date of the proposed conversion. Each Fixed Rate Conversion Notice must state that a conversion to a LIBOR Loan is requested, specify the amount of the relevant LIBOR Loan and specify the duration of the Interest Period selected. At the end of any Interest Period applicable to all or any portion of the Term Loan, the Term Loan (or such portion) shall become a Floating Rate Loan, subject to the Borrower's right to again convert same to a LIBOR Loan pursuant to the provisions of this Subsection 2.08(b).

          (c) Any request for a LIBOR Rate Revolving Loan and any election to convert all or any portion of the Term Loan to a LIBOR Loan may be made on behalf of the Borrower only by a duly authorized officer; provided, however, that the Bank may conclusively rely upon any written or facsimile communication received from any individual whom the Bank believes in good faith to be such a duly authorized officer.

          Section 2.09.  Commitment Fees.  The Borrower will pay to the Bank on
                         ---------------
     the last day of each calendar quarter, commencing on September 30, 1995, and on the Revolving Expiration Date or the date of any earlier termination of the Commitment, commitment fees ("Commitment Fees") computed in arrears on the daily average unused portion of the Revolving Commitment Amount during the calendar quarter then ending. Such Commitment Fees will be payable, based on such daily average unused portion of the Revolving Commitment Amount, at the rate of 0.375% per annum, appropriately prorated for any period of less than a calendar quarter. As used herein, the "unused portion" of the Revolving Commitment Amount shall mean such unused portion of such Revolving Commitment Amount as results from the fact either that the Bank has not for any reason made Revolving Loans up to the Revolving Commitment Amount or from the fact that the Borrower has repaid Revolving Loans so as to increase the amount of such unused portion. The Bank will endeavor to invoice the Borrower for the estimated quarterly Commitment Fees not less than 15 days prior to each due date.

          The closing fee provided for in the Affiliate Guaranty from Advanced NMR and the Commitment Fees provided for in this Section 2.09 are in addition to any fees, balances or charges which may be applicable to other services now or hereafter provided to the Borrower by the Bank or any of its affiliates.

          Section 2.10.  Rate Determination Protection.  In the event that:
                         -----------------------------

             (i) the Bank shall determine that, by reason of circumstances affecting the London interbank market or otherwise, adequate and reasonable methods do not exist for ascertaining LIBOR for any Interest Period, or

            (ii)   the Bank shall determine that:

                    (A) the making or continuation of any LIBOR Loan has been made impracticable or unlawful by (1) the occurrence of a contingency that materially and adversely effects the London interbank market or (2) compliance by the Bank in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

                    (B) LIBOR will not adequately and fairly reflect the cost to the Bank of funding its LIBOR Loans for such Interest Period then the Bank shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower) to the Borrower. In such event the Borrower shall forthwith repay all outstanding LIBOR Loans and the obligation of the Bank to make LIBOR Loans shall be suspended until the Bank determines that the circumstances giving rise to such suspension no longer exist, whereupon the Bank shall notify the Borrower.

          Section 2.11.  Prepayment of LIBOR Loans.  The following provisions
                         -------------------------
     shall be effective as to any LIBOR Loan: If, due to acceleration of the maturity of the Notes or due to optional prepayment or for any other reason, the Bank receives payment of any installment of principal of any LIBOR Loan on any date prior to the last day of the then-current Interest Period applicable thereto, the Borrower shall, upon demand and receipt of a Bank Certificate from the Bank with respect thereto, pay forthwith to the Bank any amounts required to compensate the Bank for any losses, costs or expenses which it may have incurred and may reasonably incur as a result of such payment, including, without limitation, any loss or expense incurred by reason of the liquidation or redeployment of funds acquired by the Bank to fund or maintain such LIBOR Loan.

          Section 2.12.  Increased Costs; Capital Adequacy.
                         ---------------------------------

          (a) If the adoption or effectiveness, after the date hereof, of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

             (i) shall subject the Bank to any Imposition or other charge with respect to any LIBOR Loan or its obligation to make LIBOR Loans, or shall change the basis of taxation of payments to the Bank of the principal of or interest on any LIBOR Loan or any other amounts due under this Agreement in respect of any LIBOR Loan or the Bank's obligation to make LIBOR Loans (except for changes in the rate of taxation on the overall net income of the Bank imposed by the jurisdiction in which the Bank's Principal Office is located); or

            (ii) shall impose, modify or deem applicable any reserve, special deposit, deposit insurance or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement already included in the applicable Reserve Rate) against assets of, deposits with or for the account of, or credit extended by, the Bank or shall impose on the Bank or on the London interbank market any other condition affecting any LIBOR Loan or the Bank's obligation to make LIBOR Loans and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by the Bank under this Agreement or under any Note with respect thereto, by an amount deemed by the Bank to be material, then, upon demand by the Bank and receipt of a Bank Certificate from the Bank with respect thereto, the Borrower shall pay forthwith to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction in receipts.

          (b) If the Bank shall have determined that the adoption, effectiveness or phase-in after the date hereof of any applicable law, rule or regulation regarding capital requirements for banks or bank holding companies, or any change therein after the date hereof, or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of such entity regarding capital adequacy (whether or not having the force of law) has or would have the effect of reducing the return on the Bank's capital with respect to its Commitment or any Loans (whether in respect of Floating Rate Loans or LIBOR Loans) to a level below that which the Bank could have achieved (taking into consideration the Bank's policies with respect to capital adequacy immediately before such adoption, effectiveness, phase-in, change or compliance and assuming that the Bank's capital was then fully utilized) by any amount deemed by the Bank to be material: (i) the Bank shall promptly after its determination of such occurrence give notice thereof to the Borrower; and
     (ii) the Borrower shall pay to the Bank as an additional fee from time to time on demand such amount as the Bank certifies to be the amount that will compensate it for such reduction. A certificate of the Bank claiming compensation under this Section shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

          (c) No failure on the part of the Bank to demand compensation on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion and no failure on the part of the Bank to deliver any Bank Certificate in a timely manner shall in any way reduce any obligation of the Borrower to the Bank under this Section 2.12.

          Section 2.13. Illegality or Impossibility.  Notwithstanding any other
                        ---------------------------
     provision of this Agreement, if the introduction of or any change in or in the interpretation or administration of any law or regulation applicable to the Bank or the Bank's activities in the London interbank market shall make it unlawful, or any central bank or other governmental authority having jurisdiction over the Bank or the Bank's activities in the London interbank market shall assert that it is unlawful, or otherwise make it impossible, for the Bank to perform its obligations hereunder to make LIBOR Loans or to continue to fund or maintain LIBOR Loans, then on notice thereof and demand therefor by the Bank to the Borrower, (i) the obligation of the Bank to fund LIBOR Loans shall terminate and (ii) the Borrower shall within five
     (5) Business Days after the Bank gives such notice prepay in full all affected LIBOR Loans.

          Section 2.14.  Rate Adjustment.  If for any Measurement Period (as
                         ---------------
     defined in Subsection 7.01(k) below) ending December 31, 1995, March 31, 1996, June 30, 1996, September 30, 1996, December 31, 1996 or March 31,
     1997, the Borrower fails to achieve a Debt Service Coverage Ratio of at least 1.2 to 1 (the "Target Coverage Ratio"), the Borrower will pay to the Bank, as additional interest, an amount equal to the difference between (x) the interest which would have been payable on the Loans outstanding for such fiscal quarter at the Increased Rate (hereinafter defined) and (y) the interest actually paid on such outstanding Loans for such fiscal quarter. Such additional interest will be paid within 45 days after the end of the fiscal quarter to which it relates (or, in the case of the fiscal quarter ending September 30, 1996, within 90 days after the end of such fiscal quarter or, in the case of all fiscal quarters, within such longer period as may be permitted by Subsections 7.03(b) and (c) with respect to the furnishing of financial statements). If the Borrower fails to submit to the Bank timely quarterly financial statements complying with the provisions of Subsection 7.03(a) for any of the aforesaid fiscal quarters (or, in the case of the fiscal quarter ending September 30, 1996, timely consolidating financial statements complying with the provisions of Subsection 7.03(c) for the fiscal year then ending, containing separate information for said fiscal quarter ending September 30, 1996 in such detail as is reasonably satisfactory to the Bank), the Borrower will be deemed to have failed to achieve the Target Coverage Ratio for such fiscal quarter. As used herein, (1) the Increased Rate for any Floating Rate Revolving Loan will be deemed to be a fluctuating rate per annum equal to the sum of (i) 0.65% per annum plus (ii) the Base Rate as in effect from time to time; (2) the Increased Rate for all or any portion of the Term Loan which constitutes a Floating Rate Loan will be deemed to be a fluctuating rate per annum equal to the sum of (i) 0.90% per annum plus
     (ii) the Base Rate in effect from time to time; and (3) the Increased Rate for any LIBOR Loan will be determined by applying the formula for "Adjusted LIBOR Rate" set forth in Section 1.01 above, except that for this purpose the LIBOR Rate Increment for the purposes of Revolving Loans will be deemed to be 2.9 and the LIBOR Rate Increment the purposes of the Term Loan will be deemed to be 3.4.

          Section 2.15.  Letters of Credit.  At the Borrower's request, the Bank
                         -----------------
     may, from time to time, in its sole discretion issue one or more letters of credit for the account of the Borrower or any Guaranteeing Subsidiary; provided that at the time of each such issuance and after giving effect thereto (x) the sum of (i) the Aggregate Revolving Loans, plus (ii) the stated amount of such letter of credit to be so issued, plus (iii) the undrawn amounts of all other letters of credit then outstanding issued by the Bank for the account of the Borrower or any Guaranteeing Subsidiary, plus (iv) all amounts then drawn on any such letter of credit which at that date shall not have been reimbursed to the Bank by the Borrower will in no event exceed (y) $6,000,000 (as such number may be reduced pursuant to Section 11.05). Any such letter of credit will be issued for such fee and upon such terms and conditions as may be agreed to by the Bank and the Borrower at the time of issuance. If any such letter of credit is issued for the account of a Guaranteeing Subsidiary, the Borrower will deliver to the Bank a guaranty of such Subsidiary's liability to the Bank, such Guaranty to be satisfactory in form and substance to the Bank. The Borrower hereby authorizes the Bank, without further request from the Borrower, to cause the Borrower's liability to the Bank for reimbursement of funds drawn under any such letter of credit or in respect of any such guaranty to be repaid from the proceeds of a Revolving Loan to be made hereunder. The Borrower hereby irrevocably requests that such Revolving Loans be made.

                                     ARTICLE III

                              LOAN PROCEEDS AND PAYMENTS

          Section 3.01.  Availability.  The proceeds of all Revolving Loans and
                         ------------
     the Term Loan shall be credited by the Bank to a general deposit account maintained by the Borrower with the Bank or otherwise as the Borrower may direct in writing.

          Section 3.02.  Payment Notices.  Without limitation of the Bank's
                         ---------------
     rights under Section 8.03 in case of an Event of Default, the Bank will endeavor to provide the Borrower with an appropriate invoice (which may be estimated) not less than 15 days prior to the due date of any payment of interest, principal and/or Commitment Fees under this Agreement and/or any Note. The failure of the Bank to provide any such invoice shall not affect the obligation of the Borrower to pay when due interest, principal and all other sums as provided in this Agreement and/or in any Note.

          Section 3.03.  Use of Loan Proceeds.  The proceeds of the Revolving
                         --------------------
     Loans will be used solely for repayment of existing debt owed to Fleet Bank of Massachusetts, N.A., for amounts due and expenses incurred in conjunction with the Merger and for working capital purposes of the Borrower and its Affiliates. The proceeds of the Term Loan will be used for the corporate purposes of the Borrower and its Affiliates.

          Section 3.04.  Payments.  Except as otherwise provided in Sections
                         --------
     3.02 and 8.03, all payments of interest, principal and any other sum payable hereunder and/or under any Note shall be made to the Bank at its Principal Office in immediately available funds. All payments received by the Bank after 2:00 p.m. on any day shall be deemed received as of the next succeeding Business Day. All monies received by the Bank hereunder shall be applied first to fees, charges, costs and expenses payable to the Bank under this Agreement, next to interest then accrued on account of the Loans and only thereafter to principal of the Loans (except that if no Event of Default has occurred and is continuing, the Borrower may designate that monies be applied in a different order; provided that in any event any partial prepayments of principal of the Term Loan will be applied to principal payments thereafter coming due in inverse order of normal maturity). All interest and fees payable under this Agreement and/or any Note shall be computed on the basis of a year of 360 days for the number of days actually elapsed.

          Section 3.05.  Payment on Non-Business Days.  Whenever any payment to
                         ----------------------------
     be made hereunder or under any of the Notes shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and interest payable on each such date shall include the amount thereof which shall accrue during the period of such extension of time.

          Section 3.06.  Net Payments.  All payments by the Borrower hereunder
                         ------------
     and/or in respect of any Note shall be made without deduction, set-off or counterclaim, notwithstanding any claim which the Borrower may now or at any time hereafter have against the Bank.

                                      ARTICLE IV

                                CONDITIONS OF LENDING

          Section 4.01.  Conditions Precedent to Initial Loan.  Prior to the
                         ------------------------------------
     initial Loan hereunder, the Borrower shall deliver to the Bank duly executed copies of this Agreement and the Notes, and shall also deliver to the Bank the documents enumerated below in this Section 4.01, all of which, as well as all legal matters incident to the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to the Bank and its counsel:

          (a) Certified copies of the resolutions of the Board of Directors (and, if necessary, the stockholders) of the Borrower evidencing approval of this Agreement, the Notes and the other matters contemplated hereby and thereby and certified copies of all documents evidencing other necessary corporate action or approvals, if any, with respect to this Agreement, the Notes and such other matters, including, without limitation, any required approvals of governmental authorities and other Persons.

          (b) A certificate, signed by the Secretary of the Borrower, setting forth the names and titles of the officers of the Borrower authorized to sign this Agreement, the Notes and any and all other agreements, certificates, notices and reports referred to herein; such certificate shall contain the true signatures of such officers and shall state that the Bank may conclusively rely on the statements made therein until the Bank shall receive a further certificate of such Secretary cancelling or amending the prior certificate and submitting signatures of the officers named in such further certificate.

          (c) A copy of the Charter of the Borrower and all amendments thereto certified by the Secretary of State of Delaware; a copy of the by-laws of the Borrower, as amended to date, as certified by its Secretary; a certificate of legal existence and good standing (including franchise tax good standing) for the Borrower in Delaware; and certificates of the appropriate state officials and agencies in Massachusetts and in all other jurisdictions in which the Borrower owns, leases or operates any real or personal property and in each other jurisdiction in which the Borrower is required to qualify to do business, in each case attesting as to the Borrower's qualification and good standing (including tax good standing) in each such jurisdiction.

          (d) A favorable written opinion of counsel to the Borrower and each Guarantor, in form and substance satisfactory to the Bank.

          (e)  An Affiliate Guaranty, executed by each Guarantor.

          (f) Certified copies of the resolutions of the respective Board of Directors (and, if necessary, the stockholders) of each Guarantor evidencing approval of its respective Affiliate Guaranty and the other matters contemplated hereby and thereby and certified copies of all documents evidencing other necessary corporate action or approvals, if any, with respect to such Affiliate Guaranty and such other matters, including, without limitation, any required approvals of governmental authorities and other Persons.

          (g) A certificate, signed by the Clerk or Secretary of each Guarantor, setting forth the names and titles of the officers of such Guarantor authorized to sign its respective Affiliate Guaranty and any certificates, notices and reports referred to herein or therein; such certificate shall contain the true signatures of such officers and shall state that the Bank may conclusively rely on the statements made therein until the Bank shall receive a further certificate of such Clerk or Secretary cancelling or amending the prior certificate and submitting signatures of the officers named in such further certificate.

          (h) A copy of the Charter of each Guarantor and all amendments thereto, certified by the secretary of state of such Guarantor's jurisdiction of incorporation; a copy of the by-laws of each Guarantor, as amended to date, as certified by its Clerk or Secretary; certificates of legal existence and good standing (including tax good standing) for each Guarantor in its jurisdiction of incorporation, and certificates of qualification and good standing for each Guarantor from the appropriate state officials and agencies in all other jurisdictions where such Guarantor owns, leases or operates any real or personal property and in each other jurisdiction in which such Guarantor is required to qualify to do business, in each case attesting as to such Guarantor's qualification and good standing (including tax good standing) in each such jurisdiction.

          (i) A pledge by Advanced NMR of the stock of AMS owned by Advanced NMR (other than shares of AMS held in escrow; provided, however, that shares of AMS released from escrow shall become subject to the pledge); pledges by the Borrower of the stock of each of the Covenanted Subsidiaries other than Western Massachusetts Magnetic Resonance Services, Inc., Mobile MRI of Western Massachusetts, Inc. and Greater Springfield MRI, Inc.; and pledges by the Borrower and/or the relevant Subsidiaries of the partnership interests owned by the Borrower and/or any such Subsidiary in each of Greater Boston MRI Limited Partnership and MVA Rehabilitation Associates. Stock pledges will be accompanied by the relevant stock certificates and appropriate stock powers endorsed in blank. The Borrower and or any relevant Subsidiaries shall execute a pledge of the partnership interests owned by the Borrower or any such Subsidiaries in Merrimack Scanning Associates if Merrimack Scanning Associates does not wind up its businesses prior to March 31, 1996.

          (j) Uniform Commercial Code Financing Statements and all such other documents as shall be necessary or desirable to vest in the Bank a first priority interest in and to all of the Collateral, and evidence of all filings, recordations (including, without limitation, recordations with the United States Patent and Trademark Office, the United States Copyright Office and the Massachusetts Department of Motor Vehicles, if necessary) and other actions necessary or desirable to perfect fully the Bank's security interests.

          (k) Such documents which, in the opinion of the Bank, are required to be obtained in connection with the Loans by reason of the provisions of any law or regulation applicable to the Bank, and the statements made in such documents shall be such as, in the opinion of the Bank, will permit such Loans from the Bank in accordance with such laws and regulations.

          (l) Financial statements of Advanced NMR as at December 31, 1994 and for the fiscal year then ended, certified by the independent certified public accountants of Advanced NMR, together with financial statements of Old MDI as at September 30, 1994 and for the fiscal year then ended, certified by the independent certified public accountants of Old MDI.

          (m) Interim financial statements for each of Old MDI and Advanced NMR as at June 30, 1995, together with the opening balance sheets of the Borrower giving effect to the Merger, all of same to be satisfactory to the Bank in presentation and as to the financial results presented.

          (n) Certificates of the insurance (including, without limitation, professional liability insurance) required by this Agreement and/or the Affiliate Guaranties.

          (o) An Officer's Certificate dated the date of such initial Loan, affirming compliance with the conditions of Subsections 4.02(a)-(d).

          (p) A certificate executed by the chief financial officer of the Borrower, dated the date of such initial Loan, demonstrating compliance with each of Subsections 7.01(m), 7.01(n), 7.01(p), 7.01(q) and 7.01(r).

          (q) All such releases and terminations which may be necessary so that the Bank receives a first priority lien on all of the Collateral.

          (r) Evidence reasonably satisfactory to the Bank that the Borrower, Advanced NMR and the other Guarantors are in compliance with all material federal, state and local laws, rules and regulations (including, without limitation, ERISA).

          (s)  Evidence of consummation of the Merger.

          (t) Copies of all capitalized leases to which the Borrower, any Subsidiary of the Borrower or Advanced NMR is a party.

          (u) Copies of all partnership agreements to which the Borrower or any of its Subsidiaries is a party.

          (v) Copies of all employment and compensation agreements with executive officers to which the Borrower is a party.

          (w) Evidence satisfactory to the Bank that the Borrower has obtained the rate protection required by Subsection 7.01(t).

          (x) Such other documents, instruments, records, assignments, consents, certificates, opinions, assurances and authorizations as the Bank may shall reasonably require.

          Section 4.02.  Conditions Precedent to All Loans.  The obligation of
                         ---------------------------------
     the Bank to make any Loan (including the initial Loan) or to issue any letter of credit hereunder is subject to the further conditions precedent that on the date on which such Loan is made or such letter of credit is issued (and after giving effect thereto):

          (a) The statements, representations and warranties of the Borrower made in this Agreement and the statements, representations and warranties of each Guarantor made in its respective Affiliate Guaranty shall continue to be correct in all material respects as of the date of such Loan or such letter of credit issuance, as the case may be.

          (b) The covenants and agreements of the Borrower contained herein and the covenants and agreements of each Guarantor contained in its respective Affiliate Guaranty shall have been complied with in all material respects on and as of the date of such Loan or such letter of credit issuance, as the case may be.

          (c) No Default or Event of Default shall have occurred and be continuing.

          (d) No material adverse change shall have occurred in the financial condition of the Borrower or any Guarantor from that disclosed in the financial statements for such entity most recently furnished to the Bank.

          Each request for a Loan or for the issuance of any letter of credit and each acceptance by the Borrower of the proceeds of any Loan shall be deemed to constitute the representation of the Borrower that all of the foregoing conditions of this Section 4.02 are true and correct as of the date of such Loan or such letter of credit issuance, as the case may be.

                                      ARTICLE V

                                       SECURITY

          Section 5.01.  Grant of Security Interest.  As security for the
                         --------------------------
     repayment of the principal amount of the Loans and the interest thereon, and also for the prompt and full payment and performance of any and every other liability and obligation of the Borrower to the Bank, whether arising out of this Agreement or otherwise (including, without limitation, all reimbursement obligations with respect to any letters of credit issued hereunder), whether otherwise secured or unsecured, direct or indirect, absolute or contingent, primary or secondary, due or to become due, and all whether now or hereafter existing or arising (all of the foregoing being collectively referred to as the "Obligations"), the Borrower does hereby pledge, grant, assign and transfer to the Bank, and grant to the Bank a security interest in and to, all of the following property of the Borrower, all whether now owned or existing or hereafter acquired or arising:

          (a) all equipment, fixtures, furnishings, furniture, motor vehicles and machinery of the Borrower (but excepting (i) any personal automobiles, (ii) all items of computer equipment leased at the date hereof from Fleet Bank of Massachusetts, N.A. and listed on Exhibit D hereto and (iii) those items of equipment which are described on Exhibit D hereto), wherever located, whether now owned or hereafter acquired, whether affixed or moveable, and all replacements of, substitutions for and accessions to any of same and all products and proceeds (including, without limitation, insurance proceeds) of any of the foregoing;

          (b)  all Receivables of the Borrower;

          (c) all contract rights of the Borrower, including, without limitation, licenses, employment agreements, any non-competition agreements for the benefit of the Borrower, and all leases and occupancy agreements; all obligations owing to the Borrower of every kind and nature; and all tax refunds of every kind and nature, including, without limitation, loss carryback refunds; and all of the foregoing whether now existing or hereafter acquired or arising;

          (d)  all of the Borrower's Inventory;

          (e) all of the Borrower's general intangibles, choses in action, chattel paper, insurance policies, deposits, deposit accounts, money, cash, documents and instruments (whether negotiable or non-negotiable and regardless of attachment to chattel paper), whether arising out of, relating to or evidencing all or any of the foregoing Collateral or otherwise, and all whether now existing or hereafter acquired or arising;

          (f) all goodwill, trade secrets, formulae, customer lists, trade names, trademarks, copyrights, patents and licenses (including, without limitation, the trademarks, copyrights, patents and licenses listed on Exhibit E hereto) and all files, records (including, without limitation, computer programs, tapes and related electronic data processing software) and writings, whether now owned or hereafter acquired; and

          (g) all liens, guaranties, securities, rights, remedies and privileges pertaining to, and all products and proceeds (including, without limitation, insurance proceeds) of, and all accessions to, any of the foregoing.

          Section 5.02.  Pledges; Further Grants of Security.  The pledges
                         -----------------------------------
     described in Subsection 4.01(i) are being delivered this date to the Bank by the Borrower and the Guaranteeing Subsidiaries as further security for the Obligations. The Borrower represents that at the date hereof, due to various contractual relationships with unrelated third parties, (i) the Borrower is not able to pledge to the Bank the stock of Western Massachusetts Magnetic Resonance Services, Inc. ("WMMRSI"), (ii) WMMRSI is not able to pledge to the Bank its partnership interests in Greater Springfield MRI Limited Partnership ("GSMRI"), (iii) the Borrower is not able to pledge to the Bank its partnership interests in Mass. Mobile Imaging Venture ("MMIV"), (iv) the Borrower is not able to cause MMIV to grant a security interest in its assets to the Bank, (v) the Borrower is not able to cause GSMRI to grant a security interest in its assets to the Bank, (vi) the Borrower is not able to cause MVA Rehabilitation Associates to grant a security interest in its assets to the Bank, (vii) the Borrower is not able to cause Merrimack Scanning Associates to grant a security interest in its assets to the Bank, [(viii) Greater Springfield MRI, Inc. is not able to grant a security interest in its assets (including, without limitation, its partnership interest in Mobile MRI of Western Massachusetts Associates) to the Bank, (ix) Mobile MRI of Western Mass., Inc. is not able to grant a security interest in its assets (including, without limitation, its partnership interest in Mobile MRI of Western Massachusetts Associates) to the Bank and (x) the Borrower is not able to cause Mobile MRI of Western Massachusetts Associates to grant a security interest in its assets to the Bank]. The Borrower contemplates that in the future some or all of the foregoing restrictions may lapse. Promptly (and in any event within 30 days) after any such restriction lapses, the Borrower will execute and deliver pledges to the Bank (or cause each relevant Subsidiary entity to pledge and/or grant a security to the Bank) so that to the maximum extent legally permissible at any time the Bank will hold a fully perfected pledge of and security interest in all assets of the Borrower and each such Subsidiary entity.

          The Borrower is presently not able to grant to the Bank a security interest in those items of equipment which are listed on Exhibit D hereto, due to prohibitions on junior liens contained in the financing arrangements for said units in effect at the date hereof. If the presently existing financing for any such items of equipment is paid or prepaid and the Borrower retains any such items of equipment, the Borrower will grant to the Bank (and will deliver to Bank all documentation necessary to provide) a fully perfected first priority security interest in each such item.

                                      ARTICLE VI

                            REPRESENTATIONS AND WARRANTIES

          Section 6.01.  Representations and Warranties.  As an inducement to
                         ------------------------------
     the Bank to execute this Agreement and to make Loans hereunder to the Borrower and/or issue letters of credit for the account of the Borrower, the Borrower hereby represents and warrants to the Bank as follows:

          (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the corporate power and authority to enter into and perform this Agreement, to execute and deliver the Notes, to grant the security interests described in Article V, to enter into and perform all obligations required of the Borrower by all other instruments and other documents referred to herein to which it is a party, to fulfill its obligations set forth herein and therein and to carry out the transactions contemplated hereby and thereby. The Borrower has all requisite corporate power to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted and is duly qualified to do business and in good standing in Massachusetts and in each other jurisdiction where the Borrower owns, leases or operates any real or personal property and in each other jurisdiction where the failure so to be qualified could (singly or in the aggregate with all such other failures to be qualified) have a Material Adverse Effect. At the date of this Agreement, except as set forth on Exhibit F hereto, the Borrower has no Subsidiaries and is not a member of any partnership or joint venture. The names and respective jurisdictions of incorporation of all of the Borrower's Subsidiaries and the respective stock ownership (or ownership of partnership interests, as the case may be) in each of them is set forth on Exhibit F hereto, together with a description of each such partnership and joint venture.

          (b) All of the issued and outstanding shares of capital stock of the Borrower are being acquired at this date, of record and beneficially, by Advanced NMR. There are no outstanding rights, options, warrants, conversion rights or agreements or commitments of any kind relating to the aforesaid shares or to the authorized and unissued or treasury stock of the Borrower.

          (c) The execution, delivery and performance of this Agreement, the Notes and the other documents required to be executed by the Borrower pursuant hereto have been duly authorized by all necessary corporate action, will not require the consent of any third party, and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or the giving of notice or both, could constitute a default on the part of the Borrower under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document or under any provision of the Charter or by-laws of the Borrower, or result in the imposition of any lien or encumbrance on any property or assets of the Borrower, other than in favor of the Bank. This Agreement and the other documents delivered to the Bank by the Borrower pursuant hereto (including, without limitation, the Notes) are the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, in each case except as such enforceability may be limited by: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors generally or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law.

          (d) Except as disclosed on Exhibit G hereto, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened (nor, to the knowledge of the Borrower, is there any basis therefor) against or affecting the Borrower or any of its Subsidiaries by or before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could prevent or hinder the consummation of the transactions contemplated hereby or call into question the validity of this Agreement, any Note or any other instrument provided for or contemplated by this Agreement or any action taken or to be taken in connection with the transactions contemplated hereby or thereby, nor are there any such actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened, anticipated or contemplated which, if determined adversely to the Borrower or any of its Subsidiaries, in any single case or in the aggregate, could have a Material Adverse Effect.

          (e) Except as otherwise disclosed on Exhibit H hereto, neither the Borrower nor any of its Subsidiaries is in violation of any term of its Charter or by-laws, as now in effect, nor in violation of any term of any mortgage, indenture, judgment, decree or order, any other instrument, contract or agreement or of any term of any administrative determination, failure to comply with which, singly or in the aggregate with all such other failures, could have a Material Adverse Effect.

          (f) The Borrower and each of its Subsidiaries has filed proper and accurate federal, foreign, state and local tax returns, reports and estimates for all years and periods for which any such returns, reports or estimates were required to be filed and has paid all taxes, assessments, impositions, fees and other governmental charges required to be paid in respect of the periods covered by any such returns, reports or estimates, other than any such taxes, assessments, impositions, fees and charges which the Borrower is contesting in good faith by appropriate proceedings which serve as a matter of law to stay the enforcement of any remedy of the relevant taxing authority and as to which adequate reserves have been established. Neither the Borrower nor any of its Subsidiaries is delinquent in the payment of any tax, assessment or governmental charge, and no deficiencies for any tax, assessment or governmental charge have been asserted or assessed, and the Borrower knows of no material governmental liability or basis therefor for which adequate reserves have not been established.

          (g) The Borrower and each of its Subsidiaries is in compliance with all requirements of law, federal, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over any such Person, the conduct of its business, the use of its properties and assets and all Premises occupied by it, failure to comply with which could, singly or in the aggregate with all other such failures, have a Material Adverse Effect. Without limiting the foregoing, the Borrower and each of its Subsidiaries has all the required franchises, licenses, permits, certificates and authorizations needed for the conduct of its business and the use of its properties and all premises occupied by it, as now conducted, owned and used or as proposed to be conducted, owned and used, including, without limitation, all of the determinations of need and "physician notices of intent" needed for the operation of the MRI units currently operated by the Borrower or any such Subsidiary (all such Determinations of Need and physician notices of intent being listed on
     Exhibit I hereto); provided that no representation is made herein as to any such franchise, license, permit, certificate or authorization if the failure to have same could not, singly or in the aggregate with all other such failures, have a Material Adverse Effect. Neither the Borrower nor any such Subsidiary has received any notice not heretofore complied with from any federal, state or local authority or any insurance or inspection body that any of its properties, facilities, equipment or business procedures or practices fails to comply in any material respect with any applicable law, ordinance, regulation, building or zoning law or any other requirement of any such authority or body. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution or delivery of, or for the performance by the Borrower of any of its obligations under, this Agreement, any Note or any other instrument provided for or contemplated by this Agreement.

          (h) Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System. The Borrower and each of its Subsidiaries is primarily engaged in the business of the management, ownership, operation, lease and sale of medical equipment and mobile medical equipment; the provision of management services within the healthcare industry including, but not limited to, business advisory services, billing and collection services, scheduling, transcription, legal, finance, personal consulting, personnel consulting and placement services; and the ownership and operation of medical service businesses. The Borrower is not an "investment company" nor the "affiliate" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

          (i) The Borrower and each Subsidiary of the Borrower has good and marketable title to all assets now carried on its books, including those reflected in its financial statements referred to in Subsection 6.01(j) or acquired since the date of such statements, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except as permitted under Subsection 7.02(b). The Borrower and each Subsidiary of the Borrower enjoys peaceful and undisturbed possession under all material leases under which it is operating, and all of such leases are valid and subsisting and in full force and effect.

          (j) The financial statements of Old MDI for its fiscal year ended September 30, 1994 and for the fiscal quarters ended December 31, 1994, March 31, 1995 and June 30, 1995, each heretofore delivered to the Bank, fairly present the consolidated financial condition of Old MDI as at the dates thereof and for the periods covered thereby, subject, as to interim statements, to normal year-end audit adjustment (which is not expected to be material) and to the absence of footnotes. Said financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the relevant periods, subject, as to interim statements, to normal year-end audit adjustment (which is not expected to be material) and to the absence of footnotes. The pro forma
                                                                    --- -----
     opening balance sheet giving effect to the Merger, heretofore delivered to the Bank, fairly presents the pro forma financial condition of the Borrower
                                   --- -----
     at the date hereof. Neither the Borrower nor any of its Subsidiaries has any liability, contingent or otherwise, not disclosed in the aforesaid financial statements or in any notes thereto that could materially adversely affect the financial condition of the Borrower. The following representations are true at the date hereof and shall be true at the date of each Loan, in each case since the date of the most recently delivered financial statements: (i) except as otherwise previously disclosed to the Bank in writing, there has been no material adverse change in the business, assets or condition, financial or otherwise, of the Borrower or of any of its Subsidiaries or of any Guarantor; (ii) except as otherwise previously disclosed to the Bank in writing, neither the business, condition or operations of the Borrower or of any of its Subsidiaries or of any Guarantor nor any of their respective properties or assets have been materially adversely affected as the result of any legislative or regulatory change, any revocation or change in any franchise, license or right to do business, or any other event or occurrence, whether or not insured against; (iii) except as otherwise previously disclosed in writing to the Bank, neither the Borrower nor any of its Subsidiaries nor any Guarantor has experienced any material controversy or problem with its employees or with any labor organization; and (iv) except as otherwise previously disclosed in writing to the Bank (including disclosure as to the Merger), neither the Borrower nor any of its Subsidiaries nor any Guarantor has entered into any material transaction other than in the ordinary course of its business.

          (k) The Borrower and each of its Subsidiaries owns or has a valid right to use all of the patents, licenses, copyrights, trademarks, service marks, trade names and franchises ("Intellectual Property") now being used or necessary to conduct its business, all of which are described on Exhibit D hereto (including, in each case, the owner of such Intellectual Property). None of the Intellectual Property owned by the Borrower or any Subsidiary of the Borrower is represented by a registered patent, copyright, trademark or other federal or state registration, except as set forth on Exhibit E hereto. The conduct of the respective businesses of the Borrower and its Subsidiaries, as now operated, does not conflict with valid patents, licenses, copyrights, trademarks, service marks, trade names or franchises of others in any manner that could have a Material Adverse Effect.

          (l) No employee pension benefit plan maintained by the Borrower or any Subsidiary of the Borrower or in which employees of the Borrower or any Subsidiary of the Borrower participate has any accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), nor does the Borrower or any Subsidiary of the Borrower have any material liability to the Pension Benefit Guaranty Corporation ("PBGC") established under ERISA (or any successor thereto) in connection with any employee pension benefit plan (or other class of benefit which the PBGC has elected to insure), and there have been no "reportable events" or "prohibited transactions" with respect to any such plan, as those terms are defined in Section 4043 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, respectively. Except as listed on Exhibit J hereto, neither the Borrower nor any Subsidiary of the Borrower maintains any profit-sharing, retirement, deferred compensation, ESOT, stock bonus, stock option or similar benefit plan for any officers or employees. Said Exhibit J also sets forth all employment agreements, management contracts and other written agreements with any managers and/or executive officers to which the Borrower or any Subsidiary of the Borrower is a party.

          (m) The chief executive offices and principal place of business of the Borrower are located at 6 New England Executive Park, Burlington, MA 01803. The Borrower conducts business under no trade name other than its corporate name and "MDI."

          (n) All offices, warehouses, sales offices and other business locations maintained at the date hereof by the Borrower or any of its Subsidiaries are listed on Exhibit K hereto. The Borrower and its Subsidiaries maintain books and records relating to Receivables and other intangible Collateral only at the Borrower's chief executive offices described in Subsection 6.01(m) above. At the date hereof, the Borrower and each Subsidiary of the Borrower maintains Inventory, machinery and/or equipment only at the locations shown on Exhibit K hereto. As to any items of the Collateral which are or are to become fixtures, the premises described on Exhibit K constitute the real estate concerned. Said
     Exhibit K discloses the record owners of each such premises. Said Exhibit K also describes all titled motor vehicles owned by the Borrower and/or any Guaranteeing Subsidiary and the jurisdiction in which each such vehicle is titled and principally located, as well as the principal locations of all other mobile goods.

          (o) To the best knowledge of the Borrower, none of the executive officers of the Borrower or of any Subsidiary of the Borrower is subject to any agreement in favor of anyone other than the Borrower or such Subsidiary which limits or restricts that person's right to engage in the type of business activity conducted or proposed to be conducted by the Borrower or such Subsidiary or to use therein any property or confidential information or which grants to anyone other than the Borrower or such Subsidiary any rights in any inventions or other ideas susceptible to legal protection developed or conceived by any such officer.

          (p) Neither the Borrower nor any Subsidiary of the Borrower is now a party to any contract or agreement, the terms of which now have or, as far as can be reasonably foreseen, may have a Material Adverse Effect.

          (q) Neither this Agreement, nor the financial statements referred to herein, nor any Officer's Certificate delivered pursuant to this Agreement, nor any other agreement, document, certificate or written statement furnished to the Bank by or on behalf of the Borrower or any Guarantor in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact within the special knowledge of any of the executive officers of the Borrower which has not been disclosed herein or in writing by them to the Bank and which materially adversely affects, or in the future in their opinion may, insofar as they can now foresee, materially adversely affect the business, properties, assets or condition, financial or other, of the Borrower or any Guarantor.

          (r) The Merger has been duly consummated in accordance with the Merger Agreement dated May 2, 1995 (a copy of which has heretofore been provided by the Borrower to the Bank) and in compliance with all applicable laws.

          (s) After giving effect to the Merger and the transactions contemplated thereby and to the extension of financial accommodations contemplated by this Agreement, the Borrower (A) is and will be able to pay its debts as they become due, (B) has and will have funds and capital sufficient to carry on its business as now conducted or as contemplated to be conducted, (C) owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts as they become due, and (D) is not insolvent and will not be rendered insolvent as determined by applicable law.

                                     ARTICLE VII

                              COVENANTS OF THE BORROWER

          Section 7.01.  Affirmative Covenants Other Than Reporting
                         ------------------------------------------
     Requirements.  Without limiting any other covenants and provisions hereof,
     ------------
     the Borrower covenants and agrees that so long as the Commitment is in effect or any Loan is outstanding or any letter of credit issued hereunder is outstanding or any other Obligation of the Borrower to the Bank remains unpaid:

          (a) The Borrower will pay the principal of and interest on the Notes at the times and place and in the manner provided for in the Notes and herein, and will promptly pay when due any and all other amounts owing to the Bank, in respect of fees or otherwise.

          (b) The Borrower will pay and discharge (and will cause each of the Covenanted Subsidiaries to pay and discharge) all taxes, assessments and governmental charges or levies imposed upon it or them, or upon its or their income or profits, or upon any properties belonging to it or them, prior to the date on which penalties or interest would attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Borrower or any of the Covenanted Subsidiaries; provided that neither the Borrower nor any such Covenanted Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings which serve as a matter of law to stay the enforcement of any remedy of the taxing authority or claimant and as to which the Borrower or the Covenanted Subsidiary concerned, as the case may be, shall have set aside on its books adequate reserves (or, if such enforcement is not so stayed as a matter of law, a surety bond, satisfactory to the Bank as to amount, terms and the identity of the surety, shall have been delivered to the Bank). The Borrower will pay (and will cause each of the Covenanted Subsidiaries to pay) in a timely manner, all material lease obligations, trade debt and purchase money obligations, other than any such lease obligations, trade debt and purchase money obligations which the Borrower or the relevant Covenanted Subsidiary (as the case may be) is contesting in good faith, with adequate reserves having been established, under circumstances in which no material asset or interest of the Borrower or such Covenanted Subsidiary would be jeopardized. The Borrower will fully, faithfully and punctually perform and fulfill (and will cause each of the Covenanted Subsidiaries fully, faithfully and punctually to perform and fulfill) all material covenants and agreements under any leases of real estate, agreements relating to purchase money debt, equipment leases and other material contracts, other than any such covenants and agreements which the Borrower or the relevant Covenanted Subsidiary (as the case may be) is contesting in good faith, with adequate reserves having been established, under circumstances in which no material asset or interest of the Borrower or such Covenanted Subsidiary would be jeopardized.

          (c) The Borrower will maintain (and will cause each of the Covenanted Subsidiaries to maintain), with responsible and reputable insurance companies or associations reasonably satisfactory to the Bank, insurance in such amounts and covering such risks as are typically insured by similar businesses (and any such other insurance as the Bank may reasonably request from time to time), but in any event in amounts sufficient to prevent the Borrower or any such Covenanted Subsidiary from becoming a coinsurer. Without limiting the foregoing, the Borrower will keep the Collateral fully insured against fire, lightning and extended coverage perils and against such other risks as the Bank may from time to time reasonably require, in an amount at least equal to the full insurable value of the Collateral and in any event not less than the amount necessary to avoid co-insurance. Insurance at any one location may be "blanket" with insurance at other locations and insurance of the Borrower and the Covenanted Subsidiaries may be "blanket" with insurance of other Affiliates of the Borrower. In addition, the Borrower shall procure and maintain general liability insurance with minimum limits of not less than $5,000,000. The Borrower shall also procure and maintain workmen's compensation insurance, employer liability and other insurance as required by law. The Borrower will also maintain comprehensive automobile liability insurance covering all motor vehicles owned or leased by it, with combined limits of not less than $1,000,000 for bodily injury and $500,000 for property damage. The Borrower will also maintain (and will cause each of the Covenanted Subsidiaries to maintain) (i) business interruption insurance in amounts satisfactory to the Bank covering all material business operations of the Borrower and each such Covenanted Subsidiary and (ii) professional malpractice insurance covering all employees of the Borrower or any such Covenanted Subsidiary engaged in patient care. All insurance herein provided for shall be in such form and written by such companies as may from time to time be reasonably approved by the Bank. The Borrower will assign and deliver to the Bank duplicate original copies or certificates for all policies of casualty insurance, as collateral and further security for the obligations of the Borrower herein contained, with the Bank named as first loss payee with respect to all property in which it holds a security interest (except that the Bank may be named as second loss payee with respect to any property as to which the Bank holds a security interest subject to another Person's prior security interest which is permitted under this Agreement). All policies of insurance shall contain a provision forbidding cancellation of such insurance either by the carrier or by the insured until at least 30 days after written notice of the proposed cancellation is given to the Bank; and whenever any insurance is to expire for any reason, the Borrower will deliver to the Bank, at least 30 days prior to such expiration, a renewal or replacement policy, complying with all of the conditions of this Subsection. In addition, the Borrower will obtain an endorsement with respect to all such policies indicating that, solely as to the Bank, the insurance shall not be impaired or invalidated by reason of any act or neglect of the named insured or any subsequent owner of any of the property insured. Any insurance proceeds received by the Bank may, at the option of the Bank, either (i) be applied to the payment or prepayment of any obligations of the Borrower to the Bank or
     (ii) be transmitted in whole or in part to the owner of the property damaged or destroyed for the purpose of repairing or replacing the same; provided that insurance proceeds so received as proceeds of business interruption insurance or with respect to damage to or destruction of any equipment will (provided that no Event of Default has then occurred and is then continuing) be released to the Borrower. Any insurance proceeds received by the Bank with respect to damage to or destruction of any equipment on which it holds a security interest that are released to the Borrower shall be used by the Borrower to repay any outstanding capital financing of such damaged or destroyed equipment and to repair or replace the damaged or destroyed equipment, with the Bank to receive its same priority security interest in the repaired and/or replacement equipment.

          (d) The Borrower will preserve and maintain (and, subject to the last sentence of this Subsection, will cause each of the Covenanted Subsidiaries to preserve and maintain) its corporate existence, rights, franchises and privileges and remain in good standing in the jurisdiction of its incorporation. The Borrower will remain qualified and in good standing in Massachusetts and will qualify and remain qualified (and will cause each of the Covenanted Subsidiaries to qualify and remain qualified and in good standing) in each other jurisdiction in which it maintains a plant, warehouse or office and in each other jurisdiction in which the failure so to qualify could have a Material Adverse Effect. Notwithstanding the foregoing, the Borrower may wind up the business of any Covenanted Subsidiary in the ordinary course of the Borrower's business and, in connection with such winding up, may merge such Covenanted Subsidiary into the Borrower or may dissolve any such Covenanted Subsidiary and transfer the assets of such Covenanted Subsidiary pro rata to its stockholders (or
                                              --- ----
     its partners, in the case of any Covenanted Subsidiary which is a partnership).

          (e) The Borrower will comply (and will cause each of the Covenanted Subsidiaries to comply) with the requirements of all applicable laws (including, without limitation, laws relating to environmental protection), rules, regulations and the orders of any court or other tribunal or governmental or administrative authority or agency applicable to it or to its business, property or assets, all to the extent that failure to comply with any such laws, rules, regulations or orders could, singly or in the aggregate with all other such failures, have a Material Adverse Effect.
     The Borrower will obtain and maintain (and will cause each of its Subsidiaries to obtain and maintain) all licenses, permits and permissions relating to its properties or business, failure to obtain or maintain which could, singly or in the aggregate with all other such failures, have a Material Adverse Effect. Without limitation of the foregoing, the Borrower will maintain in effect (and will cause to be maintained in effect) all determinations of need and "physician notices of intent" necessary or desirable in connection with MRI units owned and/or operated by the Borrower or by any Covenanted Subsidiary.

          (f) At any reasonable time and from time to time (and at any time and as frequently as the Bank requests following the occurrence and during the continuance of an Event of Default), the Borrower will permit (and will cause each of the Covenanted Subsidiaries to permit) the Bank, and any agents or representatives thereof, to inspect and examine Collateral, wherever located, and to examine and make copies of and take abstracts from the records and books of account of, and visit the properties of the Borrower and each of the Covenanted Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any such Covenanted Subsidiary with any of their respective managers, officers or directors and independent accountants, all of whom are hereby authorized and directed to cooperate with the Bank in carrying out the intent of this Subsection 7.01(f). The Borrower will, upon request, arrange for the Bank to have access to (and facilities for obtaining copies of) all electronically stored data and all papers and files of any kind relating to Receivables of the Borrower or any Covenanted Subsidiary.

          (g) The Borrower will keep proper and complete records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied reflecting all financial transactions of the Borrower and its Subsidiaries. All financial statements submitted to the Bank under this Agreement will be prepared in accordance with generally accepted accounting principles consistently applied, except that interim statements will be subject to normal year-end audit adjustment (not to be material) and to the absence of footnotes.

          (h) The Borrower will maintain and preserve (and will cause each of the Covenanted Subsidiaries to maintain and preserve) all of their respective properties necessary or useful in the proper conduct of their respective businesses in good working order and condition (subject to ordinary wear and tear), making all necessary repairs thereto and replacements thereof; provided that neither the Borrower nor any Covenanted Subsidiary will be deemed to be in default under this Subsection 7.01(h) by reason of any damage by fire or other casualty so long as the Borrower (or such Covenanted Subsidiary, as the case may be) repairs and/or replaces the damaged property as promptly as reasonably practicable.

          (i) The Borrower will maintain experienced and competent professional senior management with respect to its business and properties and with respect to the Covenanted Subsidiaries. Without limitation of the foregoing, if any of John Lynch, David Gaynor and/or Steven James shall for any reason cease to serve as an executive officer of the Borrower actively involved in the Borrower's management, he shall be replaced, as promptly as reasonably practicable, as such executive officer by another individual of comparable experience and ability reasonably acceptable to the Bank; and this covenant shall become applicable to each such replacement officer.

          (j) Subject to the provisions of the next following sentence, the Borrower will continue to conduct (and will cause each of the Covenanted Subsidiaries to continue to conduct) in the ordinary course, the business in which each of them is presently engaged. Notwithstanding the immediately preceding sentence, the Borrower may wind up the business of any Covenanted Subsidiary in the ordinary course of the Borrower's business; provided that, upon such winding up, the assets of such Covenanted Subsidiary are transferred pro rata to the stockholders (or the
                                           --- ----
     partners, in the case of any Covenanted Subsidiary which is a partnership) of the relevant Covenanted Subsidiary. Neither the Borrower nor any of such Covenanted Subsidiaries will, without the prior written consent of the Bank, directly or indirectly enter into any lines of business, businesses or ventures outside of the lines of business conducted by Old MDI immediately prior to the date hereof.

          (k) [This paragraph contains confidential information which has been omitted, but filed separately with the Securities and Exchange Commission.]

          (l) [This paragraph contains confidential information which has been omitted, but filed separately with the Securities and Exchange Commission.]

          (m) [This paragraph contains confidential information which has been omitted, but filed separately with the Securities and Exchange Commission.]

          (n) [This paragraph contains confidential information which has been omitted, but filed separately with the Securities and Exchange Commission.]

          (o) [This paragraph contains confidential information which has been omitted, but filed separately with the Securities and Exchange Commission.]

          (p) [This paragraph contains confidential information which has been omitted, but filed separately with the Securities and Exchange Commission.]

          (q) [This paragraph contains confidential information which has been omitted, but filed separately with the Securities and Exchange Commission.]

          (r) [This paragraph contains confidential information which has been omitted, but filed separately with the Securities and Exchange Commission.]

          (s) If the Borrower forms or acquires any Subsidiary after the date hereof, the Borrower will cause such Subsidiary to execute and deliver an Affiliate Guaranty (and, to the extent relevant, appropriate pledge agreements), to grant to the Bank a fully perfected first security interest in all of its assets (except for those assets encumbered by purchase money Indebtedness and capital lease financing within the limitations set forth in Section 7.02(a)(iv) hereof) and to observe and perform all of the agreements and obligations contained herein and therein.

          (t) The Borrower will maintain at all times after the date of this Agreement through the first anniversary of such date an interest cap or rate swap or other interest rate protection satisfactory to the Bank relating to not less than 40% of the outstanding principal amount of the Term Loan; and the Borrower will maintain at all times after the first anniversary of the date of this Agreement through the second such anniversary an interest cap or rate swap or other interest rate protection satisfactory to the Bank relating to not less than 25% of the outstanding principal amount of the Term Loan.

          (u) Within 60 days after the date hereof, the Borrower will establish with the Bank, and will thereafter maintain with the Bank, the principal operating and deposit accounts of the Borrower and the Covenanted Subsidiaries.

          Section 7.02.  Negative Covenants.  Without limiting any other
                         ------------------
     covenants and provisions hereof, the Borrower covenants and agrees that, so long as the Commitment is in effect or any Loan is outstanding or any letter of credit issued hereunder is outstanding or any other Obligation of the Borrower to the Bank has not been fully performed:

          (a) The Borrower will not create, incur, assume or suffer to exist (nor permit any of the Covenanted Subsidiaries to create, incur, assume or suffer to exist) any Indebtedness, except for:

             (i) Indebtedness owed to the Bank, including, without limitation, the Indebtedness represented by the Notes;

            (ii) Indebtedness of the Borrower or any such Covenanted Subsidiary for taxes, assessments and governmental charges or levies, to the extent payment thereof shall not at the time be required under Subsection 7.01(b) above;

           (iii) unsecured current liabilities of the Borrower or any such Covenanted Subsidiary (other than for money borrowed or for the deferred purchase price of property) incurred upon customary terms in the ordinary course of business and unsecured advances or progress payments under contracts incurred on customary terms in the ordinary course of business;

            (iv) purchase money Indebtedness and capital lease financing owed to vendors or lessors of equipment used in the business of the Borrower or any of the Covenanted Subsidiaries, such purchase money Indebtedness and capital lease financing not to exceed the CapEx Limit (as defined in Subsection 7.02(t) hereof) in aggregate principal amount incurred per fiscal year of the Borrower;

             (v) Subordinated Debt (including, without limitation, seller financing of any future Acquisition) hereafter incurred by the Borrower; but only if the Bank has given its prior written consent to the financial terms and the subordination provisions of such Subordinated Debt;

            (vi) [This paragraph contains confidential information which has been omitted, but filed separately with the Securities and Exchange Commission.];

           (vii) other Indebtedness existing at the date hereof, but only to the extent set forth on Exhibit L hereto; and

          (viii) and guaranties expressly permitted pursuant to Subsection 7.02(c) below.

          In the event the Borrower creates, incurs, assumes or suffers to exist any Indebtedness pursuant to Subsection 7.02(a)(iv) above, the Bank agrees upon request of the Borrower to execute a partial release of its security interest to the extent necessary to permit such indebtedness.

          (b) The Borrower will not create, incur, assume or suffer to exist (nor permit any of the Covenanted Subsidiaries to create, incur, assume or suffer to exist) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature (collectively, "liens"), upon or with respect to any of its property or assets, now owned or hereafter acquired, except that the foregoing restrictions shall not apply to:

               (i) liens for taxes, assessments or governmental charges or levies on property of the Borrower or any of the Covenanted Subsidiaries if the same shall not at the time be delinquent or thereafter can be paid without interest or penalty or are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement of any remedies of the taxing authorities and as to which adequate reserves have been made (or, if such enforcement is not stayed as a matter of law, a surety bond satisfactory to the Bank as to amount, terms and the identity of the surety has been delivered to the Bank);

              (ii) liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business for sums not yet due or which are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and as to which adequate reserves have been made (or, if such enforcement is not stayed as a matter of law, a surety bond satisfactory to the Bank as to amount, terms and the identity of the surety has been delivered to the Bank);

             (iii) pledges or deposits under workmen's compensation laws, unemployment insurance, social security, retirement benefits or similar legislation;

              (iv) liens existing on the date hereof to the extent listed on Exhibit L hereto;

               (v) liens securing the performance of bids, tenders, contracts (other than for the repayment of borrowed money), statutory obligations and surety bonds arising in the ordinary course of business;

              (vi) zoning restrictions, easements and rights or restrictions of record on the use of real property which do not materially detract from its value or impair its use;

             (vii) capital leases and liens securing the purchase price of property (to the extent such capital leases and purchases are permitted by clause (iv) of Subsection 7.02(a) above), provided that
                                                                 --------
          each such lien is given solely to secure the purchase price of such property, does not extend to any other property and is given at the time of the acquisition of such property; and

            (viii)  liens in favor of the Bank.

          (c) The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable (nor permit any of its Covenanted Subsidiaries to assume, guarantee, endorse or otherwise become directly or contingently liable), including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in any debtor or otherwise to assure any creditor against loss, in connection with any Indebtedness of any other Person, except (i) guaranties by endorsement for deposit or collection in the ordinary course of business, (ii) any guaranty in favor of the Bank, (iii) existing guaranties described on Exhibit M hereto, including existing liability incurred by the Borrower or any Covenanted Subsidiary by virtue of being the general partner of any partnership, (iv) any guaranty given by the Borrower with respect to any purchase money Indebtedness or capital lease financing hereafter incurred by any Covenanted Subsidiary, so long as the incurrence of such purchase money Indebtedness or capital lease financing is expressly permitted pursuant to clause (iv) of Subsection 7.02(a), and (v) any further liabilities arising after the date hereof for which the Borrower or any such Covenanted Subsidiary becomes liable by virtue of being the general partner of any partnership, so long as the incurrence of each such liability would have been permitted under any of clauses (i), (ii), (iii), (iv) or (v) of Subsection 7.02(a) if the Borrower or the Covenanted Subsidiary in question had incurred such liability directly (rather than merely becoming liable in its capacity as a general partner of the partnership which has incurred such liability).

          (d) Except as otherwise provided in the second sentence of this Subsection, the Borrower will not liquidate or dissolve, or merge or consolidate with any other Person, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any item or items material to its business (whether now owned or hereafter acquired) included in the assets of the Borrower (nor will the Borrower permit any of the Covenanted Subsidiaries to do any of the foregoing), except that the Borrower and the Covenanted Subsidiaries may sell or dispose of property through (i) sales of Inventory in the ordinary course of business, (ii) disposal of worn out or obsolete equipment in the ordinary course of business, (iii) sale or disposal in any one fiscal year of items aggregating not more than five (5%) percent of the consolidated Tangible Net Worth of the Borrower measured as at the beginning of such year, and (iv) the winding up of the business of any Covenanted Subsidiary in the ordinary course of the Borrower's business under the circumstances provided for in Subsection 7.01(j) above. Notwithstanding the foregoing,
     (i) any Subsidiary of the Borrower may be merged into the Borrower provided that no Event of Default has occurred and is then continuing and (ii) any such Subsidiary may be merged into any other Subsidiary of the Borrower. Neither the Borrower nor any of the Covenanted Subsidiaries will make any Acquisition without the prior written consent of the Bank.

          (e) The Borrower will not sell, assign, factor or dispose in any way of any of its Receivables or other rights to payment, with or without recourse, except for assignment for collection in the ordinary course of business, nor will the Borrower permit any of the Covenanted Subsidiaries to do any of the foregoing.

          (f) The Borrower will not make or maintain, nor permit any of the Covenanted Subsidiaries to make or maintain, any loan or advance to any Person, or purchase or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, the capital stock, assets comprising the business of, or obligations of, or any interest in, any Person, except the following investments by the Borrower or any such Covenanted Subsidiary:

             (i) [This paragraph contains confidential information which has been omitted, but filed separately with the Securities and Exchange Commission.];

            (ii) investments consistent with the Borrower's Investment Policy Guidelines attached hereto as Exhibit N (except that the minimum capital base for acceptable commercial banks will be deemed increased for this purpose from $750,000,000 to $1,000,000,000);

           (iii) travel advances and similar advances to employees in the ordinary course of the Borrower's business;

            (iv) existing investments by the Borrower and/or any Covenanted Subsidiary in, and loans and advances by the Borrower to, any Subsidiary or joint venture to the extent disclosed on Exhibit O hereto; and

             (v) future investments by the Borrower and/or any Covenanted Subsidiary in any entity which satisfies all of the following criteria: (1) such entity is or becomes a Covenanted Subsidiary, (2) such entity is or becomes party to the Affiliate Guaranty of even date herewith from the Guaranteeing Subsidiaries to the Bank, and (3) such entity grants (or has granted and thereupon confirms) to the Bank a fully perfected first priority security interest in all of its assets (except for those assets encumbered by purchase money Indebtedness and capital lease financing within the limitations set forth in Section 7.02(a)(iv) hereof).

          Nothing contained in this Subsection 7.02(f) shall permit the Borrower to use, directly or indirectly, proceeds of any Loan for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation U. As used herein, "Relevant Fiscal Period" means (i) the six-month period ending
     September 30, 1995, (ii) the nine-month period ending December 31, 1995,
     (iii) the twelve-month period ending March 31, 1996, and (iv) the twelve-month period ending at each fiscal quarter-end thereafter.

          (g) The Borrower will not establish (nor permit any of its Subsidiaries to establish) any new pension or defined benefit plan or modify any such existing plan for employees subject to ERISA, which plan provides any benefits based on past service, without the advance consent of the Bank to the amount of the aggregate past service liability thereby created.

          (h) The Borrower will not waive (nor permit any of the Covenanted Subsidiaries to waive) any debt or claim, except in the ordinary course of its business.

          (i) The Borrower will not make, directly or indirectly, any optional or voluntary prepayment or purchase of Subordinated Debt, nor make any payment of any Subordinated Debt except to the extent expressly permitted in the Subordination Agreement relating thereto. The Borrower will not at any time make any payment on account of principal of and/or interest on any Subordinated Debt unless at the time of such payment (and after giving effect to any such payment of principal and/or interest) no Default nor any Event of Default shall have occurred and be continuing.

          (j) The Borrower will not remove (nor permit to be removed) from the Premises listed on Exhibit K any books or records relating to Receivables or other intangible Collateral of the Borrower nor remove therefrom any tangible Collateral (other than Inventory sold to customers in the ordinary course of the Borrower's business and other than mobile goods, which may travel to other locations on a temporary basis but will not be removed from the state described in Exhibit K as the principal location thereof without prior written notice to the Bank), until after receipt of a certificate from the Bank, signed by an officer thereof, stating that the Bank has, to its satisfaction, obtained all documentation that it deems necessary or desirable to obtain, maintain, perfect and confirm the first priority security interests granted or intended to be granted herein.

          (k) The Borrower will not move its chief executive offices or principal place of business from the address described in Subsection 6.01(m) nor change its name or identity nor use any trade name or trade style other than its corporate name nor make or suffer to be made any change in its corporate structure until, in each case, after receipt of a certificate from the Bank, signed by an officer thereof, stating that the Bank has, to its satisfaction, obtained all documentation that it deems necessary or desirable to obtain, maintain, perfect and confirm the first priority security interests granted or intended to be granted herein.

          (l) The Borrower will not, without the prior written consent of the Bank, declare or pay any dividends, purchase, redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders or make any distribution of assets to its stockholders; provided that (i) at the date hereof, in connection with the Merger, the Borrower may dividend to Advanced NMR an amount not in excess of $12,000,000 and (ii) the Borrower may pay a dividend to Advanced NMR in an aggregate amount not to exceed $100,000 per fiscal year of the Borrower so long as at the time of any such dividend payment and after giving effect thereto no Default or Event of Default shall have occurred and be continuing and (iii) the Borrower may make payments to Advanced NMR in accordance with the terms of that certain Tax Sharing Agreement dated August 31, 1995 by and between Advanced NMR and the Borrower.

          (m) Neither the Borrower nor any of the Covenanted Subsidiaries will become a member of any partnership or joint venture in which another entity has the ability to incur any Indebtedness on behalf of the Borrower or such Covenanted Subsidiary or to commit any assets of the Borrower or such Covenanted Subsidiary without the consent of the Borrower or such Covenanted Subsidiary, as the case may be.

          (n) The Borrower will not enter into (nor permit any of the Covenanted Subsidiaries to enter into) any transaction, including, without limitation, the purchase, sale or exchange of any property or the rendering of any service, with any present or former Affiliate, except in the ordinary course of business and pursuant to the reasonable requirements of its business and upon fair and reasonable terms no less favorable to the Borrower or such Covenanted Subsidiary, as the case may be, than would be obtained in a comparable arms'-length transaction with any Person not an Affiliate. As used herein, "Affiliate" of any entity means any officer or director of such entity or any Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such entity, or any Person which beneficially owns or holds five (5%) percent or more of any class of equity securities of such entity. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation of the foregoing, the "Affiliates" of the Borrower include Advanced NMR and each Subsidiary of Advanced NMR.

          (o) The Borrower will not dispose of (nor permit any of its Subsidiaries to dispose of) any hazardous material or oil on any Premises of the Borrower or any such Subsidiary; nor shall the Borrower store or suffer or permit to exist on any Premises of the Borrower or any such Subsidiary any hazardous material or oil, nor transport or arrange the transport of (nor permit any such Subsidiary to transport or arrangement the transport of) any hazardous material or oil, except under valid permits and licenses and otherwise in compliance with all applicable laws and regulations. The Borrower shall provide the Bank with prompt written notice of (i) any release or threat of release of any hazardous material or oil at or from any site or vessel owned, occupied or operated by the Borrower or any such Subsidiary and (ii) any incurrence of any expense or loss by any governmental authority in connection with the assessment, containment or removal of any hazardous material or oil for which expense or loss the Borrower or any such Subsidiary may be liable. As used herein, the terms "hazardous material" and "oil" have the respective meanings ascribed to such terms in Mass. Gen. Laws, Ch. 21E and shall also be deemed to include any similar terms in any comparable statute in any other relevant jurisdiction.

          (p) The Borrower will not suffer or permit to exist any circumstance in which the Borrower is not a wholly-owned Subsidiary of Advanced NMR or in which the percentage equity ownership of the Borrower in any entity which is a Subsidiary of the Borrower at the date hereof decreases from that shown on Exhibit F hereto.

          (q) Neither the Borrower nor any of the Covenanted Subsidiaries will make any material change in the nature of its business as carried on the date hereof. The Borrower will not change its fiscal year or accounting principles or methods of applying same (it being contemplated that Advanced NMR will change its fiscal year to a year ending September 30). If any accounting treatment or classification is for any reason changed as to the accounts of the Borrower and/or any of its Subsidiaries, the Borrower will forthwith notify the Bank of same in writing and will execute and deliver any amendment to this Agreement which the Bank may reasonably deem necessary or desirable in order to preserve unimpaired the rights of the Bank and the obligations of the Borrower under this Agreement.

          (r) The Borrower will not write up (by creating an appraisal surplus or otherwise), nor permit any of its Subsidiaries to write up, the value of any assets of the Borrower or such Subsidiary above their cost to the Borrower or such Subsidiary, as the case may be, less the depreciation regularly allowable thereon.

          (s) The Borrower will not enter into (nor permit any Subsidiary of the Borrower to enter into) any new or replacement operating leases, except that Borrower may enter into (i) replacement leases for the items of equipment listed on Exhibit D hereto and (ii) three new operating leases, provided that each time the Borrower is able to demonstrate to the Bank that the equipment leased under a new operating lease pursuant to this Subsection 7.02(s)(ii) is profitable based upon reports compiled by the Borrower (profitability to be calculated consistently with historical reports of such information), the Borrower shall be permitted to enter into one additional new operating lease.

          (t) [This paragraph contains confidential information which has been omitted, but filed separately with the Securities and Exchange Commission.]

          Section 7.03.  Reporting Requirements.  So long as any Loan shall
                         ----------------------
     be outstanding or any letter of credit issued hereunder is outstanding or any other Obligation of the Borrower to the Bank shall remain unpaid or the Commitment is in effect, the Borrower shall furnish to the Bank:

          (a) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters in each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and Subsidiaries as at the end of such fiscal quarter and consolidated and consolidating statements of income and cash flow for the Borrower and Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified by the chief financial officer of the Borrower as having been prepared in accordance with generally accepted accounting principles consistently applied, subject to normal year-end audit adjustment and the absence of footnotes.

          (b) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters in each fiscal year of Advanced NMR (or within such longer period, not to exceed in any event 50 days after the end of the relevant fiscal quarter, as the Securities and Exchange Commission may allow for filing of Advanced NMR's Quarterly Report on Form 10-Q for the fiscal quarter in question), consolidated and consolidating balance sheets of Advanced NMR and Subsidiaries (including the Borrower) as at the end of such fiscal quarter and consolidated and consolidating statements of income and cash flow for Advanced NMR and Subsidiaries (including the Borrower) for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified by the chief financial officer of Advanced NMR as having been prepared in accordance with generally accepted accounting principles consistently applied, subject to normal year-end audit adjustment and the absence of footnotes.

          (c) As soon as available and in any event within 90 days after the end of each fiscal year of Advanced NMR (or within such longer period, not to exceed in any event 120 days after the end of the relevant fiscal year, as the Securities and Exchange Commission may allow for the filing of Advanced NMR's Annual Report on Form 10-K for the fiscal year in question), a copy of Advanced NMR's annual audit report for such fiscal year, including therein consolidated and consolidating balance sheets of Advanced NMR and Subsidiaries (including the Borrower) as at the end of such fiscal year and consolidated and consolidating statements of income and retained earnings and consolidated and consolidating statements of cash flow for Advanced NMR and Subsidiaries (including the Borrower) for such fiscal year (and including statements showing the results of Advanced NMR and the Borrower for the fourth quarter of such fiscal year of Advanced NMR). The annual consolidated statements shall be certified by independent certified public accountants selected by Advanced NMR and reasonably acceptable to the Bank in such form as is generally recognized as "unqualified". Each of the annual financial statements submitted under this Subsection shall be accompanied by a statement of the independent certified public accountants stating whether in the course of their examination (which shall include a review of this Agreement) they became aware of the existence as at the end of the fiscal year covered by such financial statements of any event, transaction, occurrence or state of affairs which would contravene or violate any of the covenants or agreements contained in this Agreement and, if their examination has disclosed any such event, transaction, occurrence or state of affairs, specifying the nature and period of the existence thereof. Said accountants shall also state that they have examined the certificate of the chief financial officer submitted with the annual statements of the Borrower and referred to in Subsection 7.03(d) and that their examination has not disclosed the existence of anything contrary to the matters set forth in such certificate. Such accountants' statement shall also include a schedule setting forth the computations necessary to determine compliance, as at the relevant fiscal year-end, with each of Subsections 7.01(k), 7.01(l), 7.01(m), 7.01(n), 7.01(o), 7.01(p), 7.01(q),
     7.01(r), 7.02(s) and 7.02(t).

          (d) At the time of delivery of each annual statement of the Borrower and/or Advanced NMR and at the time of delivery of the quarterly statement for the first, second and third fiscal quarters of each fiscal year for the Borrower and/or Advanced NMR, a certificate executed by the chief financial officer of the Borrower stating that he has reviewed this Agreement and has no knowledge of any default by the Borrower or any of the Guarantors in the performance or observance of any of the provisions of this Agreement or, if he has such knowledge, specifying each such default and the nature thereof, which certificate shall be accompanied by a statement of such chief financial officer setting forth in detail the computations necessary to determine compliance with the covenants contained in Subsections 7.01(k),
     (l), (m), (n), (o), (p), (q) and (r). In addition, the certificate delivered in connection with the annual statements will also set forth in detail the computations necessary to determine compliance with each of Subsection 7.02(s) and Subsection 7.02(t).

          (e) Together with the quarterly financial statements described in Subsections 7.03(a) and 7.03(b) above, schedules of Inventory and Receivables (including agings) of the Borrower and Advanced NMR in such detail as shall be reasonably satisfactory to the Bank, such schedules to be certified as accurate by the chief financial officer of the Borrower or Advanced NMR, as the case may be.

          (f) Prior to the end of each fiscal year of the Borrower and/or Advanced NMR, a forecast for the next following fiscal year for each of the Borrower and Advanced NMR, setting forth on a quarterly basis projections as to balance sheets, income statements and cash flow statements, all in such detail as will be reasonably satisfactory to the Bank.

          (g) As soon as possible and in any event within five (5) Business Days after the occurrence of each Default or Event of Default, the statement of the Borrower setting forth details of such Default or Event of Default and the action which the Borrower proposes to take with respect thereto.

          (h) As soon as possible and in any event within five (5) Business Days after the commencement thereof, notice of all actions, suits, proceedings and investigations by or before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Subsidiaries or any Guarantor, excluding, however, any such action, suit, proceeding or investigation in which an adverse determination could not have a material adverse effect on the business, prospects or financial condition of the Borrower, any of its Subsidiaries or any Guarantor.

          (i) Promptly after receipt, a copy of all audits or reports submitted to the Borrower by independent public accountants in connection with any annual, special or interim audits of the books of the Borrower and any letter of comments directed by such accountants to the management of the Borrower.

          (j) As soon as possible and in any event within 30 days after the Borrower knows or has reason to know that any event has occurred which would constitute a reportable event under Section 4043(b) of Title IV of ERISA with respect to any employee pension or other benefit plan in which employees of the Borrower or of any Subsidiary of the Borrower participate, or that the PBGC or the Borrower or any Subsidiary of the Borrower has instituted or will institute proceedings under such Title to terminate such plan, a certificate of the chief financial officer of the Borrower setting forth details as to such termination or other reportable event and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such reportable event which may be required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its intent to institute such proceedings, or any notice to the PBGC that the plan is to be terminated, as the case may be.

          (k) A copy of each registration statement and each periodic or current report filed by Advanced NMR with the Securities and Exchange Commission (the "SEC") or any successor agency (other than routine updating filings relating to employee benefit plans) and each annual report, proxy statement and other communication sent to shareholders or other securityholders generally, such copy to be provided to the Bank promptly upon such filing with the SEC or such communication with shareholders or securityholders, as the case may be.

          (l) Promptly upon applying for, or being granted, a federal or state registration for any copyright, trademark or patent or purchasing any registered copyright, trademark or patent, written notice to the Bank describing same, together with all such documents as the Bank may prepare and reasonably request the Borrower to execute in order to give the Bank a fully perfected first priority security interest in each such copyright, trademark or patent.

          (m) Promptly after the Borrower has knowledge thereof, written notice of:

            (i) termination or potential termination of any consent, license, permit or franchise material to the conduct of the business of the Borrower or of any of its Subsidiaries or of any Guarantor or the ownership of its or their property and assets;

           (ii) any material loss, damage or destruction to or of any property or assets of the Borrower or of any of its Subsidiaries or of any Guarantor (regardless of whether the same is covered by insurance);

          (iii) any material controversy with employees of the Borrower or of any of its Subsidiaries or of any Guarantor or with any labor organization; and

           (iv) any other material development adversely affecting the Borrower, any of its Subsidiaries or any Guarantor or their respective businesses, properties, assets or conditions, financial or otherwise.

          (n) Promptly upon the occurrence of any change in any of the present executive officers or directors of the Borrower or of any of its Subsidiaries or of any Guarantor, all of whom are listed on Exhibit P hereto, a notice of such change.

          (o) Such other information respecting the financial condition, operations, Inventory and Receivables of the Borrower and/or any of its Subsidiaries and/or any of the Guarantors as the Bank may from time to time reasonably request.

                                     ARTICLE VIII

                                 DEFAULT AND REMEDIES

          Section 8.01.  Events of Default.  The occurrence of any of the
                         -----------------
     following events shall constitute an Event of Default under this Agreement:

          (a) The Borrower shall fail to make any payment of principal of any Note or any Loan on the date when due; or

          (b) The Borrower shall fail to make any payment of interest on any Note or any Loan or in respect of any Commitment Fee on the date when due and such failure shall continue uncured for five (5) days after the date when due; or

          (c) Any representation or warranty of the Borrower contained herein shall at any time prove to have been incorrect in any material respect when made; or any representation or warranty made by the Borrower or any Guarantor in connection with the execution and delivery of this Agreement or in connection with any Loan shall at any time prove to have been incorrect in any material respect when made; or

          (d) The Borrower shall default in the performance or observance of any agreement or obligation under any of Subsections 7.01(b)(first sentence only), (c), (d)(as applies to corporate existence only), (e), (k), (l),
     (m), (n), (o), (p), (q) or (r) or Section 7.02 or Section 7.03; or

          (e) The Borrower shall default in the performance of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for 30 days after notice thereof shall have been given to the Borrower; or

          (f) Any default on the part of the Borrower or any of its Subsidiaries or any Guarantor shall exist, and shall remain unwaived or uncured beyond the expiration of any applicable notice and/or grace period, under any contract, agreement or undertaking now existing or hereafter entered into with or for the benefit of the Bank; or

          (g) [This paragraph contains confidential information which has been omitted, but filed separately with the Securities and Exchange Commission.]; or

          (h) The Borrower or any Guarantor shall be dissolved; or the Borrower or any of its Subsidiaries or any Guarantor shall become bankrupt or shall cease paying its debts as they mature or shall make an assignment for the benefit of creditors, or a trustee, receiver or liquidator shall be appointed for the Borrower or any of its Subsidiaries or any Guarantor or for a substantial part of the property of any of the foregoing, or bankruptcy, reorganization, arrangement, insolvency or similar proceedings shall be instituted by or against the Borrower or any of its Subsidiaries or any Guarantor under the laws of any jurisdiction (other than any involuntary proceedings which are commenced against the Borrower, any of its Subsidiaries or any Guarantor without the consent or acquiescence of the Borrower, any such Subsidiary or such Guarantor and are dismissed within 60 days after the commencement thereof); or

          (i) [This paragraph contains confidential information which has been omitted, but filed separately with the Securities and Exchange Commission.]; or

          (j) The Borrower or any Subsidiary of the Borrower or any Guarantor shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan (or other class of benefit which the PBGC has elected to insure) or any such plan shall be the subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of the Borrower or any such Subsidiary or any Guarantor to the PBGC which, in the reasonable opinion of the Bank, may have a material adverse effect upon the business, operations or financial condition of the Borrower or any such Subsidiary or any Guarantor; or

          (k) The security interest and lien of the Bank in and on any of the Collateral shall not be in full force and effect as a fully perfected first priority lien for any reason (except due to any failure by the Bank to make or maintain appropriate Uniform Commercial Code filings or other required filings) and said circumstance shall continue uncured for 15 days after the Borrower has knowledge or notice thereof; or

          (l) For any reason any Affiliate Guaranty shall not be in full force and effect as to each Guarantor or any failure or default of any Guarantor shall exist thereunder; or

          (m) There shall occur any other material adverse change in the condition (financial or otherwise), operations, properties, assets, liabilities or earnings of the Borrower or any Guarantor.

          Section 8.02.  Rights and Remedies Upon Default.  Upon the occurrence
                         --------------------------------
     of any Event of Default and at any time thereafter during the continuance thereof, in addition to any other rights and remedies available to the Bank hereunder or otherwise, the Bank may exercise any one or more of the following rights and remedies (all of which shall be cumulative):

          (a) Declare the entire unpaid principal amount of the Notes and Loans then outstanding, all interest accrued and unpaid with respect to any and all of the foregoing, and all other amounts payable under or with respect to this Agreement to be forthwith due and payable, whereupon the same shall become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of any Event of Default under Subsection 8.01(h), the Notes, all Loans and all other amounts payable under this Agreement will automatically become due and payable without any such notice or any such declaration.

          (b) Declare the Commitment to be terminated, whereupon the same and all obligations of the Bank to make Loans shall be terminated forthwith and without further notice; provided, however that upon the occurrence of any Event of Default under Subsection 8.01(h), the Commitment will automatically terminate without any notice and without any such declaration.

          (c) Exercise all of the rights and remedies of a secured party under the Uniform Commercial Code. The Bank may enter upon the Premises or any of same and may take physical possession of the Collateral or render the Collateral unusable by process of law or peaceably without process of law. The Bank may, with only such demand, advertising or notice as may be required by law, sell and deliver any and all Collateral held by it for its account at any time or times in one or more private or public sales, for cash or credit or otherwise, at such price and upon such terms as the Bank deems advisable in its sole discretion; provided that such terms are commercially reasonable. Notice of any public sale shall be sufficient if it describes the Collateral to be sold in general terms, stating the amounts thereof and the location and nature of the properties covered by the security interests and the prior liens thereon, and is published, at least once, not less than seven (7) days prior to the sale in any newspaper which the Bank may select which newspaper has a general circulation in the municipality where the Collateral is located or deemed located. All requirements of reasonable notice shall be met if such notice is sent to the Borrower, in the manner provided in Section 11.03 below, at least seven
     (7) days before the time of such sale or disposition. The Bank may be the purchaser at any such sale, if it is public, free from any right of redemption. The proceeds of sale shall be applied first to the costs of retaking, refurbishing, storing and selling any Collateral hereunder and to other costs of collection and other costs incurred by the Bank, and then to the payment of obligations of the Borrower to the Bank.

          (d) Enforce the provisions of this Agreement by legal proceedings for the specific performance of any covenant or agreement contained herein or for the enforcement of any other appropriate legal or equitable remedy, and the Bank may recover damages caused by any breach by the Borrower of the provisions of this Agreement, including court costs, reasonable attorneys' fees and other costs and expenses incurred in the enforcement of the obligations of the Borrower hereunder.

          (e) Exercise all rights and remedies hereunder, under the Notes, the Affiliate Guaranties and under any other agreement with the Bank, and exercise all other rights and remedies which the Bank may have under applicable law.

          Section 8.03.  Set-off.  In addition to any rights now or hereafter
                         -------
     granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default and during the continuance thereof, the Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, all of which are hereby expressly waived, to set off and to appropriate and apply any and all deposits (other than designated payroll accounts) and any other Indebtedness at any time held or owing by the Bank or any affiliate of the Bank to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to the Bank under this Agreement or otherwise, irrespective of whether or not the Bank shall have made any demand for payment and although said obligations, liabilities or claims, or any of them, may then be contingent or unmatured and without regard for the availability or adequacy of other collateral. The Borrower also grants to the Bank a security interest with respect to all its deposits and all securities or other property in the possession of the Bank or any affiliate of the Bank from time to time in order to secure the Loans, the Notes and all other amounts now or hereafter due under this Agreement, and, upon the occurrence of any Event of Default, the Bank may exercise all rights and remedies of a secured party under the Uniform Commercial Code.

          Section 8.04.  Right to Cure.  In the event that the Borrower shall
                         -------------
     fail to pay any tax, assessment, governmental charge or levy, except as the same may be otherwise permitted hereunder, or in the event that any lien, encumbrance or security interest prohibited hereby shall not be paid in full or discharged, or in the event that the Borrower shall fail to pay or comply with any other obligation hereunder, the Bank may, but shall not be required to, pay, satisfy, perform, discharge or bond the same for the account of the Borrower, and all moneys so paid by the Bank shall be reimbursed by the Borrower to the Bank on demand and shall bear interest from the date of demand until paid at the lesser of (i) a fluctuating rate per annum which shall at all times be equal to the sum of two and one-half (2-1/2%) percent per annum plus the Base Rate as in effect from time to time, or (ii) the maximum rate permitted by then applicable law. The Bank will give the Borrower not less than 30 days' prior notice before acting under this Section, except that the Bank may act with less notice (or without any notice) in the case of emergency, as reasonably determined by the Bank.

          Section 8.05.  Letters of Credit.  Without limitation of any other
                         -----------------
     right or remedy of the Bank, (i) if an Event of Default shall have occurred and the Bank shall have accelerated the Revolving Loans or (ii) if this Agreement and/or the revolving financing arrangements described herein shall have expired or shall have been earlier terminated by either the Bank or the Borrower for any reason, the Borrower will forthwith deposit with the Bank in cash a sum equal to the total of all then undrawn amounts of all outstanding letters of credit issued by the Bank for the account of the Borrower or any Guaranteeing Subsidiary.

                                      ARTICLE IX

                         FURTHER PROVISIONS AS TO RECEIVABLES

          Section 9.01. Furnishing Information.  The Borrower will, at the
                        ----------------------
     Bank's request, deliver confirmatory written assignments of Receivables, but the failure to execute or deliver any such assignment shall not affect or limit the security interest of the Bank in any Receivable. Together with each such assignment, if the Bank so requests, the Borrower will furnish to the Bank copies of invoices to customers or the equivalent and original shipping or delivery receipts for merchandise sold. The Borrower shall promptly make, stamp or record such entries or legends on the Borrower's books and records or on any of the Collateral as the Bank shall reasonably request from time to time to indicate that the Bank has a security interest in such Collateral.

          Section 9.02. Returns; Disputes.  Upon the occurrence and during the
                        -----------------
     continuance of any Event of Default, the Bank may settle or adjust disputes or claims directly with customers or account debtors for amounts and upon terms which it considers advisable. In all cases, the Borrower's account will be credited only with amounts actually received by the Bank. Whenever the Borrower has received collateral of any kind or nature by reason of transactions between itself and its customers or account debtors, it will hold the same on the Bank's behalf, subject to the Bank's instructions, and as property forming part of the Receivables.

          Section 9.03. Collections.  After the occurrence and during the
                        -----------
     continuance of any Event of Default, the Bank or its designee may at any time notify customers or account debtors of the Bank's security interest in Receivables, collect the same directly, and charge the reasonable collection costs and expenses to the Borrower's account. Whenever the Bank deems it desirable that any legal or other action be instituted in order to effectuate collection of any Receivable, the Bank may at its option reassign any such Receivable to the Borrower (and any such reassignment shall be deemed to be without recourse to the Bank in any event) and require the Borrower to proceed with such legal or other action at the Borrower's sole liability, cost and expense, in which event all amounts collected by the Borrower on such Receivable shall nevertheless be subject to this Agreement.

                                      ARTICLE X

                              FURTHER RIGHTS OF THE BANK

          Section 10.01.  Further Assurances.  The Borrower shall do all things
                          ------------------
     and deliver all instruments reasonably requested by the Bank to protect or perfect any security interest granted or intended to be granted hereunder. If the Borrower fails promptly to comply with any such request, or if any Event of Default shall have occurred and be continuing hereunder, the Borrower authorizes the Bank to execute, in the name or on behalf of the Borrower, any financing statement or other document or instrument that the Bank may require to perfect, protect or establish any security interest or lien interest to which the Bank may be then entitled hereunder and further authorizes the Bank to sign the Borrower's name on the same. The Borrower appoints (but only for the purposes of protecting the Bank's interests) such Person or Persons as the Bank may designate as the attorney-in-fact of the Borrower with the power (after the occurrence and during the continuance of any Event of Default) to endorse the name of the Borrower on any checks, notes, drafts or other forms of payment or security relating to any Collateral that may come into the possession of the Bank; to sign the name of the Borrower on invoices or bills of lading, drafts against customers, notices of assignment, verifications and schedules; to demand, collect, receive payment of, receipt for, settle, compromise or adjust and give discharges and releases in respect of the Receivables or any of them; to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Receivables or any of them and to enforce any other rights in respect thereof or in respect of the goods which have given rise thereto; to defend any suit, action or proceeding brought against the Borrower in respect of any Receivables or the goods which have given rise thereto; to settle, compromise or adjust any suit, action or proceeding hereinbefore described and, in connection therewith, to give such discharges or releases as the Bank may deem appropriate; to notify the U.S. Postal Service authorities to change the address for delivery of mail to an address designated by the Bank and to open and dispose of mail addressed to the Borrower and, generally, to do all things necessary to carry out the intent of this Agreement. This power, being coupled with an interest, is irrevocable, and the Borrower approves all acts of such attorney-in-fact. The powers conferred on the Bank by this Section are solely to protect the interests of the Bank and shall not impose any duty upon the Bank to exercise any such power, and neither the Bank nor any such attorney-in-fact shall be liable for any act or omission, error in judgment or mistake of law, except for its actual wilful misconduct or bad faith. The Bank shall have no duty as to the collection or protection of any Collateral and shall have no duty as to the preservation of rights pertaining thereto, except as provided by applicable law.

                                      ARTICLE XI

                                    MISCELLANEOUS

          Section 11.01. No Waiver; Cumulative Remedies.  No failure or delay on
                         ------------------------------
     the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or otherwise available to the Bank. Such remedies may be exercised without resort or regard to any other source of satisfaction of any liabilities of the Borrower to the Bank. The provisions of this Agreement are not limited by nor in limitation of any additional or inconsistent provisions contained in any Affiliate Guaranty or elsewhere.

          Section 11.02.  Amendments, Waivers and Consents.  Neither this
                          --------------------------------
     Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by a writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          Section 11.03.  Addresses for Notices, etc.  Except as otherwise
                          ---------------------------
     expressly provided in this Agreement, all notices, requests, demands and other communications provided for hereunder shall be in writing and shall be mailed or delivered to the applicable party at the address indicated below:

          If to the Borrower:

               Medical Diagnostics, Inc.
               6 New England Executive Park
               Burlington, MA  01803
               Attention:  President

          with a copy to:

               Advanced NMR Systems, Inc.
               46 Jonspin Road
               Wilmington, MA  01887
               Attention:  Chairman

                    and

               Gerald J. Billow, Esquire
               Posternak, Blankstein & Lund
               100 Charles River Plaza
               Boston, MA  02114

                    and

               Bruce Rich, Esquire
               Reid & Priest LLP
               40 West 57th Street
               New York, NY  10019-4097

          If to the Bank:

               Chemical Bank
               c/o Chemical Connecticut Corporation
               3 Landmark Square
               Stamford, CT  06901
               Attention:  David M. Nackley, Senior Vice President

     or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. Except as otherwise provided herein, all such notices, requests, demands and other communications shall be deemed delivered on the earlier of (i) the date received or (ii) the date of delivery, refusal or non-delivery indicated on the return receipt if deposited in the United States mails, sent postage prepaid, registered or certified mail, return receipt requested, postage and registration or certification charges prepaid, addressed as aforesaid.

          Section 11.04.  Costs, Expenses and Taxes.  The Borrower agrees to pay
                          -------------------------
     on demand all costs and expenses (including, without limitation, reasonable legal fees) of the Bank in connection with the preparation, execution and delivery of this Agreement, the Notes and all other instruments and documents to be delivered hereunder and any amendments or modifications of any of the foregoing, or in connection with the examination, review or administration of any of the foregoing, as well as the costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel) incurred by the Bank in connection with preserving, enforcing or exercising any rights or remedies under this Agreement, the Notes and all other instruments and documents to be delivered hereunder, all whether or not legal action is instituted. In addition, the Borrower shall be obligated to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Notes and all other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes. Any fees, expenses or other charges which the Bank is entitled to receive from the Borrower hereunder shall bear interest from the date of demand for payment until paid at the lesser of (i) a fluctuating rate per annum which shall at all times be equal to the sum of two and one-half (2-1/2%) percent per annum plus the Base Rate as in effect from time to time or (ii) the maximum rate permitted by then applicable law. In addition, the Borrower shall indemnify and hold harmless the Bank from and against any claim for brokerage commissions or other fees arising from the Loans contemplated by this Agreement.

          Section 11.05.  Reduction and Termination.  This Agreement may be
                          -------------------------
     terminated by the Borrower at any time upon written notice of such termination to the Bank; provided, however, that, unless and until all Loans made by the Bank hereunder and all other Indebtedness hereunder of the Borrower to the Bank existing (whether or not due) as of the time of the receipt of such notice by the Bank shall have been paid in full, such termination shall in no way affect the rights and powers granted to the Bank in connection with this Agreement, and until such payment in full all rights and powers hereby granted to the Bank hereunder shall be and remain in full force and effect.

          The Borrower may at any time, by written notice to the Bank, reduce the Revolving Commitment Amount; provided that said notice to the Bank shall be accompanied by such prepayment of principal as shall be necessary to ensure that the Aggregate Revolving Loans do not exceed the Revolving Commitment Amount, as same may be so reduced. Any such reduction notice will be irrevocable and any such reduction will be permanent. Any such reduction in the Revolving Commitment Amount will be deemed to cause a like reduction in the $6,000,000 amount appearing in Section 2.15.

          Section 11.06.  Representations and Warranties.  All covenants,
                          ------------------------------
     agreements, representations and warranties made herein or in any other document delivered by or on behalf of the Borrower or any Guarantor pursuant to or in connection with this Agreement are material and shall be deemed to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by the Bank and shall survive the making of the Loans as herein contemplated, and shall continue in full force and effect so long as the Loans or other amount due under this Agreement remains outstanding and unpaid. All statements contained in any certificate or other paper delivered to the Bank at any time by or on behalf of the Borrower or any Guarantor pursuant hereto shall constitute representations and warranties by the Borrower hereunder.

          Section 11.07.  Binding Effect; Assignment.  This Agreement shall be
                          --------------------------
     binding upon the Borrower and its successors and assigns and shall inure to the benefit of the Borrower and the Bank and their respective permitted successors and assigns. The Borrower may not assign this Agreement or any rights hereunder without the express written consent of the Bank. The Bank may, in accordance with applicable law, assign and/or grant participations in this Agreement, any of the Loans and/or the Notes. The Bank will notify the Borrower promptly following any such assignment.

          Section 11.08.  Reproduction of Agreement.  This Agreement and all
                          -------------------------
     other instruments, documents and papers which relate thereto which have been or may be hereafter furnished to the Bank may be reproduced by the Bank by any photographic, photostatic, micro-card, miniature photographic, xerographic or similar process, and the Bank may destroy the original from which any document was so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

          Section 11.09.  Consent to Jurisdiction.  The Borrower irrevocably
                          -----------------------
     submits to the non-exclusive jurisdiction of any New York court or any federal court sitting within the Southern District of New York over any suit, action or proceeding arising out of or relating to this Agreement. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Borrower agrees that final judgment in any such suit, action or proceeding brought in such a court shall be enforced in any court of proper jurisdiction by a suit upon such judgment, provided that service of process in such action, suit or proceeding shall have been effected upon the Borrower in one of the manners specified in the following paragraph of this Section 11.09 or as otherwise permitted by law.

          The Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in the preceding paragraph of this Section 11.09 either (i) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to it at its address set forth in Section 11.03 or (ii) by serving a copy thereof upon it at its address set forth in Section 11.03. The Borrower irrevocably waives, to the fullest extent permitted by law, all claims of error by reason of any service as contemplated herein and agrees that such service shall (x) be deemed in every respect effective service upon the Borrower in any such suit, action or proceeding and (y) to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Borrower.

          Section 11.10.  Governing Law.  This Agreement and the Notes shall be
                          -------------
     governed by, and construed in accordance with, the laws of the State of New York.

          Section 11.11.  Severability.  In the event that any provision of this
                          ------------
     Agreement or the application thereof to any Person, property or circumstances shall be held to any extent to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to Persons, properties or circumstances other than those as to which it has been held invalid or unenforceable shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          Section 11.12.  Headings.  Article and Section headings in this
                          --------
     Agreement and any table of contents are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          Section 11.13.  WAIVER OF TRIAL BY JURY.  THE BORROWER HEREBY
                          -----------------------
     EXPRESSLY KNOWINGLY AND VOLUNTARILY WAIVES ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO TRIAL BY JURY, AND AGREES THAT IT WILL NOT AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF, A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS AGREEMENT, ANY OF THE NOTES OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their respective officers thereunto duly authorized as of the date first above written.

                                        MEDICAL DIAGNOSTICS, INC.


                                        By: /s/ John A. Lynch
                                           ----------------------
                                           Its  President


                                        CHEMICAL BANK


                                        By: /s/ Joseph Sacks
                                           ----------------------
                                           Its  Vice President